EXECUTION COPY

RATTLESNAKE HILLS PROPERTY OPTION AGREEMENT

THIS AGREEMENT made as of the 16th day of January, 2008

AMONG:

GOLDEN PREDATOR (US) MINES INC., a company
incorporated under the laws of the state of Nevada and having an office for business at 15900 Caswell Lane, Reno, Nevada 89511

(the “Optionor”)

AND:

EVOLVING GOLD CORP., a corporation incorporated under
the laws Canada and having an office for business at 725 – 666
Burrard Street, Vancouver, BC V6C 2X8

(“EVG”)

AND:

EVOLVING GOLD CORP., a company incorporated under the
laws of the state of Nevada and having an office for business at
725 – 666 Burrard Street, Vancouver, BC V6C 2X8

(the “Optionee”)

WHEREAS:

(A) Pursuant to the terms of the Amended and Restated Rattlesnake Hills Option Agreement dated December 11, 2007, and a Consent and Acknowledgement Agreement dated April 27, 2007, the Optionor has been granted a perpetual lease of thirty unpatented mining claims, and Wyoming States Leases, collectively known as the Rattlesnake Hills Property located in Natrona County, Wyoming, all as more particularly described in Schedule “A” attached hereto, and by this reference made a part hereof; and

(B) The Optionor has decided to grant the Optionee an exclusive option to earn up to a 100% interest in the Rattlesnake Hills Property, subject to the Rattlesnake Hills Royalty (as defined herein) and the Rattlesnake Hills Mining Lease, the Wyoming State Leases and the Amended and Restated Rattlesnake Hills Option Agreement, on and subject to the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that for $1.00 and in consideration of the premises, covenants and agreements, herein set forth, the parties agree as follows:

PART 1

INTERPRETATION

Definitions

1.1 For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a) “Area of Mutual Interest” means the geographic area extending two miles from the outer perimeter of the Property;

(b) “Bald Mountain Agreements” means collectively the option agreement between Bald Mountain Mining Company and Quincy Gold Corp. dated October 14, 2004 as amended on December 14, 2005, June 23, 2006 and June 27, 2006 and the consent and acknowledgement agreement among Bald Mountain Mining Company, Quincy Energy Corp., Golden Predator Mines Inc., and Golden Predator Mines US Inc. dated April 27, 2007; which collectively are incorporated into the Amended and Restated Rattlesnake Hills Option Agreement dated December 11, 2007.

(c) “Effective Date” means the date upon which the conditions precedent as specified in §2.1 to this Agreement have been satisfied;

(d) “Exchange” means the TSX Venture Exchange;

(e) “Exploration and Development” means, inter alia, all direct and indirect property preparation, analysis (and activities incident thereto), administration and filing work and expenditures conducted and incurred by the Optionee, at its instruction, or on its behalf, or by assignment to another party, for the purpose of determining the existence of mineral deposits of a commercial nature on the Property;

(f) “Exploration Expenditures” means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Optionee in connection with the Exploration and Development of the Rattlesnake Hills Property including without limiting the generality of the foregoing, monies expended in maintaining the Property in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, in acquiring facilities, in paying the fees, wages, salaries, travel expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such men, and in supervision of management of all work done with respect to and for the benefit of the Property; provided, however, that the Optionee shall be entitled to credit towards Exploration Expenditures of its administrative or overhead expenses which shall not exceed 10% of the Exploration and Development expenses incurred directly on the Property, excluding property holding costs, lease payments and mining claim maintenance fees;

(g) “Golden Predator Royalty” means the 0.5% net smelter return royalty payable to the Optionor, subject to §7.1 and the terms of Schedule “B;”

(h) “NSR” means net smelter return as further described in Schedule B;

(i) “Operator” means that person or company acting as such pursuant to this Agreement;

(j) “Option Period” for the Option means the period from the date of this Agreement to and including the date of exercise, partial exercise or termination of the Option;

(k) “Option” means the Rattlesnake Hills Option as defined below;

(l) “Owners” means the registered and beneficial owners of the Rattlesnake Hills Property as defined in the Rattlesnake Hills Mining Lease;

(m) “Programs” means the plans, including budgets, for every kind of work done on or in respect of the Property by or under the direction of or on behalf of or for the benefit of a party, and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work;

(n) “Property” means the Rattlesnake Hills Property;

(o) “Rattlesnake Hills Mining Lease” means the Mining Lease dated June 1, 2003 between Bald Mountain Mining Co. and David Miller on behalf of the Owners;

(p) “Rattlesnake Hills Option” means the option to acquire a 100% undivided interest in the interest of the Optionor in the Rattlesnake Hills Property, as provided in this Agreement;

(q) “Rattlesnake Hills Property” means the mineral lease and mining claims described in Schedule “A” attached hereto and any replacement or amendments, and all mining claims, leases and other mining interests derived from any such interests or the Rattlesnake Hills Mining Lease, the Wyoming State Leases and the Amended and Restated Rattlesnake Hills Option Agreement and includes any Property within the Area of Interest around the mineral interests described in Schedule “A” attached hereto becoming subject to this Agreement by operation of Part 15 hereof ;

(r) “Rattlesnake Royalty” means the 4% net smelter returns royalty payable to the Owners in respect of the Rattlesnake Hills Property (derived from the Rattlesnake Hills Mining Lease); and

(s) “Shares” means the shares of EVG’s common stock.

(t) “Wyoming State Leases” means the leases issued by the State of Wyoming as described in the attached Exhibit “A”.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular “Part”, “section”, “paragraph”, “clause” or other subdivision is to the particular Part, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Schedule “A”	Rattlesnake Hills Property Mining Claims
Schedule “B”	Golden Predator Royalty
Schedule “C”	Amended and Restated Rattlesnake Hills Option Agreement dated December 11, 2007
Schedule “D”	Rattlesnake Hills Mining Lease dated June 1, 2003

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Currency

1.5 All references herein to currency are references to United States dollars, unless otherwise specified.

PART 2

CONDITIONS PRECEDENT

2.1 The agreement by Optionor, the Optionee and EVG to enter into this Option Agreement is conditional upon and subject to the following:

(a) the Optionor obtaining the consent to the assignment of the Bald Mountain Agreements from Bald Mountain Mining Company; and

(b) EVG obtaining the approval of the TSX Venture Exchange for this Agreement and more particularly, the issuance of Shares under §6.1 of this Agreement.

PART 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONOR

Representations

3.1 The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(a) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b) it has full corporate power and capacity to enter into this Agreement and it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionor or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it may be subject;

(c) the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound, or any statute or regulation applicable to the Optionor;

(d) no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e) to the best of Optionor’s knowledge, the mining claims included in the Property were located on behalf of the Optionor or its predecessor in interest according to industry standards in Wyoming on lands open to location and have been recorded, filed, and maintained through the assessment year ending September 1, 2008 as required by the laws of the State of Wyoming and the United States, and such state mining claims are not in conflict with any claims owned by other persons or entities and that all federal mining claim maintenance fees and rental payments due have been made;

(f) to the best of the knowledge of the Optionor, the claims comprising the Property are free and clear of all liens, charges and encumbrances;

(g) the Optionor maintains a lawful leasehold in and to, and , subject to the Owner’s grant of consent, has the right to dispose of its interests in and to the Rattlesnake Hills Mining Lease and the claims comprising the Rattlesnake Hills Property and to give good marketable title thereto to the Optionee, free and clear of all liens, charges, encumbrances, obligations and any other restrictions save and except those specifically enumerated in the Rattlesnake Hills Mining Lease, Wyoming State Leases and the Rattlesnake Royalty (subject to the paramount title of the United States and the State of Wyoming);

(h) there are no fees, taxes or other governmental assessments due and owing or accruing due in respect of the Property;

(i) each of the Rattlesnake Hills Mining Lease and the Bald Mountain Agreement is a valid and subsisting agreement;

(j) there have been no defaults or acts by the Optionor under either the Rattlesnake Hills Mining Lease or the Bald Mountain Agreement which have or would permit the Owners to terminate the Rattlesnake Hills Mining Lease or the Bald Mountain Agreement;

(k) to the best of the Optionor’s knowledge, any and all previous work conducted on the Property (as such Property is constituted on the date hereof) was conducted in accordance with all applicable environmental laws, orders and rulings;

(l) there is no litigation, proceeding or investigation pending or threatened against the Optionor or, to the best of the knowledge of the Optionor, any of the Owners, the Rattlesnake Hills Mining Lease or the Property, nor does the Optionor know, or have any grounds to know, of any basis for any litigation, proceeding or investigation which would affect any of forgoing; and

(m) any shares of EVG issued to the Optionor hereunder will be issued pursuant to exemptions from the prospectus and registration requirements of applicable securities legislation and as such will be subject to certain resale restrictions imposed by such legislation and by the Exchange.

Survival

3.2 The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Property.

PART 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

Representations

4.1 The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(a) it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it may be subject;

(c) the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound, or any statute or regulation applicable to the Optionor; and

(d) no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

Survival

4.2 The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

PART 5

GRANT OF OPTION AND ASSUMPTION OF OBLIGATIONS

Grant of Option to Acquire Rattlesnake Hills

5.1 The Optionor hereby grants to the Optionee the sole and exclusive right to acquire up to a 100% undivided interest in the interest of the Optionor in and to the Rattlesnake Hills Property and under the Amended and Restated Rattlesnake Hills Option Agreement and the Rattlesnake Hills Mining Lease and Wyoming State Leases, free and clear of all charges, encumbrances and claims save and except those specifically enumerated in the Rattlesnake Hills Mining Lease, the Wyoming State Leases, the Rattlesnake Royalty and the Golden Predator Royalty.

5.2 During the term of the Option, the Optionee shall assume and perform all of the obligations of Optionor in and to the Rattlesnake Hills Property and under the Amended and Restate Rattlesnake Hills Option Agreement and the Rattlesnake Hills Mining Lease and Wyoming State Leases.

PART 6

EXERCISE OF OPTION

Exercise of Rattlesnake Hills Option

6.1 In order to exercise the Rattlesnake Hills Option, EVG, on behalf of the Optionee, shall make the following share payments on the dates and times as follows:

(a) 1,000,000 Shares within 10 days of the Effective Date;

(b) 1,000,000 Shares within 10 days of the one year anniversary of the Effective Date; and

(c) 1,000,000 Shares within 10 days of the 2 year anniversary of the Effective Date.

6.2 The Shares issued pursuant to §6.1 will be issued at a deemed price of $0.40 per Share and the dates may be extended for up to 45 days from the stated dates in order to accommodate any necessary further TSX Venture Exchange acceptances that may be required in respect of Share issuances.

6.3 In addition to §5.1, the Rattlesnake Hills Option shall be deemed to be exercised upon the Optionee incurring or causing to be incurred a total of $5,000,000 of cumulative

Exploration Expenditures on the Rattlesnake Hills Property during the three year period following the date of this Agreement as follows:

(a) a total of $1,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before the August 14, 2008 which commitment is unconditional;

(b) a total of $2,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before August 14, 2009; and

(c) a total of $5,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before August 14, 2010.

Failure to timely perform any of the Exploration Expenditure Requirements will be a material breach and grounds for termination.

6.4 Any Exploration Expenditure made in one period by the Optionee shall carry over into the next period for the purpose of determining the cumulative Exploration Expenditures.

6.5 The Exploration Expenditures in §6.3 are derived from the Bald Mountain Agreements. The Optionor consents to the Optionee renegotiating the terms of the Exploration Expenditures with Bald Mountain Mining Company to lesser dollar amounts, including the total cumulative Exploration Expenditures required or the extension of time by which the Exploration Expenditures must be incurred as set out in §6.3. The Optionor hereby grants the Optionee the right to renegotiate the Exploration Expenditure requirements to lesser dollar amounts and periods of those commitments and to amend this Agreement to reflect any such renegotiated terms without amendment of or prejudice to the Optionor’s rights in respect of any other terms of this Agreement contained herein.

Effect of Exercise

6.6 If and when the Option has been exercised in full, the 100% undivided right, title and interest of the Optionor in and to the Rattlesnake Hills Property and under the Amended and Restated Rattlesnake Hills Option Agreement and the Rattlesnake Hills Mining Lease and Wyoming State Leases shall vest in the Optionee, free and clear of all charges, encumbrances and claims. Option will executed and deliver a quit claim deed with reservation of royalty in a suitable form for recording which conveys to Optionee all right title and interest of Optionor in the Rattlesnake Hills Property save and except the reserved royalty described in Section 7.1 and Schedule “B”.

Acceleration

6.7 The Optionee may in its sole discretion at any time accelerate the payment of the amounts required by §6.1 to exercise the Option and thereby acquire the Property subject to the Exploration Expenditure requirements as set out in §6.3.

Operator

6.8 During the term of the Rattlesnake Hills Option, the Operator in respect of the Rattlesnake Hills Property shall be the Optionee. The Optionee shall in its capacity as Operator determine in its sole discretion Programs for the Exploration and Development of the Property. The Programs shall take into consideration the cumulative Exploration Expenditures to be incurred by the Optionee pursuant to Part 6 of this Agreement.

No Partnership

6.9 The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

PART 7

NET SMELTER ROYALTY

7.1 The Optionor shall retain a one-half-of-one percent (0.5%) NSR in respect of production from the Rattlesnake Hills Property, and the Optionee shall have the right to buy back one half of the royalty representing 0.25% of the NSR for $375,000 at the sole and exclusive option of the Optionee (the “Golden Predator Royalty”), as more particularly described in Schedule “B”.

PART 8

ADDITIONAL SHARE ISSUANCES

8.1 At any time, the Optionor shall have the right to purchase up to 10% of the Shares offered in a private placement of EVG of equity securities during the term of this Agreement, with the Optionor’s purchase subject to the same terms and conditions as other purchasers participating in the offering. The Optionor will be required to exercise this right within five (5) business days of an announcement of a private placement.

PART 9

RESTRICTIONS ON SHARE ISSUANCES

Exchange Approval

9.1 Any and all issuances of Shares pursuant to this Agreement shall be subject to acceptance for filing by the Exchange and the order or ruling of all applicable securities regulatory authorities having jurisdiction over the issuance of such Shares, if any. Accordingly, the Optionor agrees to execute any undertakings in respect of the Shares as are reasonably required by the Exchange.

Legends

9.2 The Optionor acknowledges that the certificates representing any Shares to be issued pursuant to this Agreement shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [DATE WHICH IS FOUR MONTHS FROM DATE OF ISSUANCE].

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DAY THAT IS FOUR MONTHS AFTER THE SECURITIES WERE ISSUED FROM TREASURY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

PART 10

RIGHT OF ENTRY

10.1 During the Option Period the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Property to:

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

(c) do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d) bring upon and erect upon the Property buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e) remove therefrom and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests.

PART 11

REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

11.1 The Optionor shall, forthwith after the exercise of the Option by the Optionee, deliver to the Optionee duly executed transfers of the Property in the form required under the laws of Wyoming to transfer the interest in the Property acquired by the Optionee.

PART 12

OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

12.1 During the Option Period the Optionee shall:

(a) maintain in good standing those leases, licenses and mining claims comprising or relating to the Property by the performance of all obligations including payment of all amounts required to be paid under the Rattlesnake Hills Mining Lease, Bald Mountain Agreement and Wyoming State Leases and by the doing and filing of assessment work for the Property or the making of payments in lieu thereof, by the payment of taxes and rentals in respect of the Property, and the performance of all other actions which may be necessary in that regard and in order to keep such interests free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee. Not less than 15 days before the deadline for payment each year, Optionee will provide Optionor with a copy of the receipt evidencing that the federal mining claim maintenance fees have been paid to the Wyoming Bureau of Land Management which are currently due to be paid by August 31 of that year;

(b) not do anything which will constitute a breach of the Rattlesnake Hills Mining Lease, Bald Mountain Agreement and Wyoming State Leases;

(c) do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(d) defend, indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Options if upon termination of the Options any workings on or improvements to the Property made by the Optionor are left in a safe condition;

(e) obtain and at all times carry general liability insurance and Workman’s Compensation Insurance in amounts satisfactory to Optionor and naming Optionor as an additional insured and maintain industry standard insurance, in the Optionee’s sole discretion, for a junior exploration company with a comparable mineral exploration project as contemplated herein;

(f) permit the Optionor reasonable access to the results of the work done on the Property during the last completed calendar year;

(g) deliver to the Optionor on or before March 31 in each year a report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year, together with reasonable details of expenditures made;

(h) deliver to the Optionor forthwith after receipt by the Optionee’s results of testing for samples taken from the Properties, together with reports showing the location from which the samples were taken and the type of samples; and

(i) deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Property.

PART 13

TERMINATION OF OPTIONS

Termination

13.1 If the Option is terminated otherwise than upon the full or partial exercise thereof pursuant to §§6.1, 6.3 or 6.5, the Optionee will leave in good standing for a period of at least one year from the termination of the Option Period those mineral claims and the Rattlesnake Hills Mining Lease, Bald Mountain Agreement and Wyoming State Leases which comprise the Property that are in good standing on the date hereof and any other mineral claims comprised in the Property that the Optionee receives in good standing after the date hereof.

13.2 Notwithstanding termination of the Option, the Optionee will have the right, within a period of 180 days following the end of the Option Period, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee.

PART 14

FORCE MAJEURE

Effect of Force Majeure

14.1 If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Optionee, excepting the want of funds, then the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

Notice

14.2 The Optionee shall give notice to the Optionor of each event of force majeure under §14.1 hereof within 30 days thereof, and upon cessation of such event shall furnish the Optionor with notice of that event together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure. Upon the termination of the force majeure, Optionee will diligently recommence activities including earn in activities.

PART 15

AREA OF MUTUAL INTEREST

15.1 In the event that any party to this Agreement, either directly or indirectly during the currency of this Agreement, stakes or acquires, including by way of an option, any mineral claims or other mining property, or any interest therein within the Area of Mutual Interest, it shall forthwith thereafter notify the other party in writing as to the details of such staking or acquisition, and such mineral claims or mining property so staked will be deemed to be part of the Rattlesnake Hills Property for all purposes of this Agreement and the terms “Rattlesnake Hills Property” shall mean and include any such mineral claims or mining property and the cost of such staking shall be paid by the staking or acquiring party. In the event the other party does not consent to such mineral claims or mining property becoming part of the Property, then the staking or acquiring party shall be entitled to hold such mineral claims or mining property free of the terms of this Agreement. Notwithstanding anything herein contained, no mineral claims or other mining property or any interest lying outside the Area of Mutual Interest shall become or be subject to this Agreement.

PART 16

ASSIGNMENT OF OPTION

16.1 The Optionee may not assign all or part of its obligations under this Option Agreement to any third party (the “Assignee”) without the prior written consent of the Optionor, which shall not be withheld unreasonably, provided that the Assignee agrees to execute an acknowledgement to be bound by the terms hereof insofar as the Optionor’s rights hereunder are concerned.

PART 17

CONFIDENTIAL INFORMATION

17.1 No information furnished by the Optionee or the Optionor to the other party hereunder in respect of the activities carried out on the Property by the Optionee or Optionor shall be published or disclosed by the Optionor or Optionor without the prior written consent of the other party, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

PART 18

ARBITRATION

Submission of Matters to Arbitration

18.1 The parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

Notice

18.2 It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in §18.3 herein.

Conduct of Arbitration

18.3 If the other party will fail to appoint an arbitrator within seven days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties fail to agree on the appointment of the chairman, the chairman will be appointed under the provisions of the State of Wyoming, as amended from time to time (the “Act”).

18.4 Except as specifically otherwise provided in this Part 18 the arbitration herein provided for will be conducted in accordance with such Act.

18.5 The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, will fix a time and place in the State of Wyoming, for the purpose of hearing the evidence and representations of the parties, and he will preside over the arbitration and determine all questions of procedure not provided for under such Act or this Part 18.

18.6 After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, will make an award and reduce the same to writing, and deliver one copy thereof to each of the parties.

18.7 The expense of the arbitration will be paid as specified in the award.

Award Binding

18.8 The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

PART 19

DEFAULT AND TERMINATION

Notice of Default

19.1 The parties hereto agree that if the Optionee is in default with respect to any of the provisions of this Agreement, the Optionor shall give notice to the Optionee, designating such default, and within 30 days after its receipt of such notice, the Optionee shall either:

(a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b) give the Optionor notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

Submission of Matter to Arbitration

19.2 If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Part 19 hereof.

Termination

19.3 If:

(a) the default is not so cured or a commencement made on proceeding to cure it;

(b) arbitration is not so sought; or

(c) the Optionee is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 30 days after the rendering of the arbitration award then the Optionor may, by written notice given to the Optionee at any time while the default continues, terminate the Rattlesnake Hills Option.

19.4 The Optionee may at any time terminate this Option upon 30 days written notice of termination to the Optionor and shall thereupon be relieved of any further obligations in connection herewith but shall remain liable for obligations which have accrued to the date of notice.

PART 20

NOTICES

20.1 Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, emailed or faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, emailed or, if given by fax, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

PART 21

GENERAL

Governing Law

21.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming.

Novation

21.2 This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

No Waiver

21.3 No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

Further Assurances

21.4 The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

Assignment

21.5 This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Time of Essence

21.6 Time shall be of the essence of this Agreement.

Independent Legal Advice

21.7 The Optionee has obtained legal advice concerning this Agreement and has requested that the Optionor obtain independent legal advice with respect to same before executing it. In executing this Agreement, the Optionor represents and warrants to the Optionee that it has been advised to obtain independent legal advice, and that prior to the execution of this Agreement it has obtained independent legal advice or has, in its discretion, knowingly and willingly elected not to do so.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

21.8 In interpreting this Agreement and any schedules hereto attached, where the context so requires, the singular will include the plural, and the masculine will include the feminine, the neuter, and vice versa.

21.9 No modification, alteration or waiver of the terms herein contained will be binding unless the same is in writing, dated subsequently hereto, and fully executed by the parties.

21.10 This Agreement may be executed in counterpart and by facsimile.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

OPTIONOR		OPTIONEE

GOLDEN PREDATOR MINES (US) INC.		EVOLVING GOLD CORP.

Per:	/s/ Edward Devenyns	Per:	/s/ Robert Bick
	Authorized Signatory		Authorized Signatory

EVOLVING GOLD CORP., a Nevada corporation

Per:	/s/ Robert Bick
Authorized Signatory

Schedule A Part 1

"Rattlesnake Hills Mining Lease"
30 unpatented lode mining claims
Located in Township 32 North, Range 87 West, 6th PM, Sections: 19, 30
Township 32 North, Range 88 West, 6th PM, Sections: 24, 25, 36.

Natrona County Wyoming

Claim Name	Location Date	Instrument	Date Rec	BLM Serial No	BLM File Date
MG 1	11-Jun-93	527687	19-Jul-93	247272	2-Aug-93
MG 2	11-Jun-93	527688	19-Jul-93	247273	2-Aug-93
MG 3	11-Jun-93	527689	19-Jul-93	247274	2-Aug-93
MG 5	21-Jun-93	527690	19-Jul-93	247276	2-Aug-93
MG 6	21-Jun-93	527691	19-Jul-93	247277	2-Aug-93
BIF# 8	14-Jul-83	355091	21-Jul-83	221930	1-Aug-83
BIF# 9	14-Jul-83	355092	21-Jul-83	221929	1-Aug-83
BIF# 10	14-Jul-83	355093	21-Jul-83	221928	1-Aug-83
BIF# 11	14-Jul-83	355105	21-Jul-83	221927	1-Aug-83
BIF# 12	14-Jul-83	355106	21-Jul-83	221926	1-Aug-83
BIF# 13	14-Jul-83	355107	21-Jul-83	221925	1-Aug-83
BIF# 14	14-Jul-83	355108	21-Jul-83	221924	1-Aug-83
BIF# 25	14-Jul-83	355098	21-Jul-83	221915	1-Aug-83
BIF# 26	14-Jul-83	355099	21-Jul-83	221914	1-Aug-83
BIF# 27	14-Jul-83	355100	21-Jul-83	221913	1-Aug-83
BIF# 28	14-Jul-83	355101	21-Jul-83	221912	1-Aug-83
BIF# 45	22-Sep-83	359004	27-Sep-83	222919	14-Oct-83
GM 83	4-May-92	506928	12-May-92	244849	17-Jun-92
GM 84	4-May-92	506929	12-May-92	244850	17-Jun-92
RAT 61	9-Jun-92	510432	20-Jul-92	245234	21-Jul-92
RAT 63	9-Jun-92	510434	20-Jul-92	245236	21-Jul-92
RAT 65	9-Jun-92	510436	20-Jul-92	245238	21-Jul-92
RAT 85	8-Jun-92	510438	20-Jul-92	245240	21-Jul-92
RAT 86	8-Jun-92	510439	20-Jul-92	245241	21-Jul-92
RAT 87	8-Jun-92	510440	20-Jul-92	245242	21-Jul-92
RAT 88	8-Jun-92	510441	20-Jul-92	245243	21-Jul-92
RAT 89	8-Jun-92	510442	20-Jul-92	245244	21-Jul-92
RAT 90	8-Jun-92	510443	20-Jul-92	245245	21-Jul-92
RAT 92	8-Jun-92	510445	20-Jul-92	245247	21-Jul-92
RAT 94	8-Jun-92	510447	20-Jul-92	245249	21-Jul-92

Schedule A Part 2

JD 1-96 & 78A unpatented lode mining claims

Located in Township 32 North, Range 87 West, 6th PM, Sections: 18, 19, 30, 31 and Township 32 North, Range 88 West, 6th PM, Sections: 13, 14, 15, 22, 23, 24, 25, 26, 36.

Natrona County Wyoming

Claim Name	Location Date	Instrument	Date Rec	BLM Serial No	BLM File Date
JD# 1	14-May-06	796060	13-Jul-06	275955	11-Jul-06
JD# 2	13-May-06	796061	13-Jul-06	275956	11-Jul-06
JD# 3	14-May-06	796062	13-Jul-06	275957	11-Jul-06
JD# 4	13-May-06	796063	13-Jul-06	275958	11-Jul-06
JD# 5	13-May-06	796064	13-Jul-06	275959	11-Jul-06
JD# 6	13-May-06	796065	13-Jul-06	275960	11-Jul-06
JD# 7	13-May-06	796066	13-Jul-06	275961	11-Jul-06
JD# 8	13-May-06	796067	13-Jul-06	275962	11-Jul-06
JD# 9	13-May-06	796068	13-Jul-06	275963	11-Jul-06
JD# 10	13-May-06	796069	13-Jul-06	275964	11-Jul-06
JD# 11	13-May-06	796070	13-Jul-06	275965	11-Jul-06
JD# 12	13-May-06	796071	13-Jul-06	275966	11-Jul-06
JD# 13	24-May-06	796072	13-Jul-06	275967	11-Jul-06
JD# 14	24-May-06	796073	13-Jul-06	275968	11-Jul-06
JD# 15	24-May-06	796074	13-Jul-06	275969	11-Jul-06
JD# 16	24-May-06	796075	13-Jul-06	275970	11-Jul-06
JD# 17	24-May-06	796076	13-Jul-06	275971	11-Jul-06
JD# 18	24-May-06	796077	13-Jul-06	275972	11-Jul-06
JD# 19	24-May-06	796078	13-Jul-06	275973	11-Jul-06
JD# 20	24-May-06	796079	13-Jul-06	275974	11-Jul-06
JD# 21	24-May-06	796080	13-Jul-06	275975	11-Jul-06
JD# 22	4-Jun-06	796081	13-Jul-06	275976	11-Jul-06
JD# 23	14-May-06	796082	13-Jul-06	275977	11-Jul-06
JD# 24	14-May-06	796083	13-Jul-06	275978	11-Jul-06
JD# 25	14-May-06	796084	13-Jul-06	275979	11-Jul-06
JD# 26	14-May-06	796085	13-Jul-06	275980	11-Jul-06
JD# 27	14-May-06	796086	13-Jul-06	275981	11-Jul-06
JD# 28	15-May-06	796087	13-Jul-06	275982	11-Jul-06
JD# 29	15-May-06	796088	13-Jul-06	275983	11-Jul-06
JD# 30	15-May-06	796089	13-Jul-06	275984	11-Jul-06
JD# 31	15-May-06	796090	13-Jul-06	275985	11-Jul-06
JD# 32	15-May-06	796091	13-Jul-06	275986	11-Jul-06
JD# 33	15-May-06	796092	13-Jul-06	275987	11-Jul-06
JD# 34	14-May-06	796093	13-Jul-06	275988	11-Jul-06
JD# 35	14-May-06	796094	13-Jul-06	275989	11-Jul-06
JD# 36	14-May-06	796095	13-Jul-06	275990	11-Jul-06
JD# 37	14-May-06	796096	13-Jul-06	275991	11-Jul-06

JD# 38	14-May-06	796097	13-Jul-06	275992	11-Jul-06
JD# 39	14-May-06	796098	13-Jul-06	275993	11-Jul-06
JD# 40	16-May-06	796099	13-Jul-06	275994	11-Jul-06
JD# 41	16-May-06	796100	13-Jul-06	275995	11-Jul-06
JD# 42	16-May-06	796101	13-Jul-06	275996	11-Jul-06
JD# 43	16-May-06	796102	13-Jul-06	275997	11-Jul-06
JD# 44	16-May-06	796103	13-Jul-06	275998	11-Jul-06
JD# 45	16-May-06	796104	13-Jul-06	275999	11-Jul-06
JD# 46	16-May-06	796105	13-Jul-06	276000	11-Jul-06
JD# 47	16-May-06	796106	13-Jul-06	276001	11-Jul-06
JD# 48	16-May-06	796107	13-Jul-06	276002	11-Jul-06
JD# 49	16-May-06	796108	13-Jul-06	276003	11-Jul-06
JD# 50	16-May-06	796109	13-Jul-06	276004	11-Jul-06
JD# 51	16-May-06	796110	13-Jul-06	276005	11-Jul-06
JD# 52	16-May-06	796111	13-Jul-06	276006	11-Jul-06
JD# 53	16-May-06	796112	13-Jul-06	276007	11-Jul-06
JD# 54	16-May-06	796113	13-Jul-06	276008	11-Jul-06
JD# 55	16-May-06	796114	13-Jul-06	276009	11-Jul-06
JD# 56	24-May-06	796115	13-Jul-06	276010	11-Jul-06
JD# 57	24-May-06	796116	13-Jul-06	276011	11-Jul-06
JD# 58	24-May-06	796117	13-Jul-06	276012	11-Jul-06
JD# 59	31-May-06	796118	13-Jul-06	276013	11-Jul-06
JD# 60	31-May-06	796119	13-Jul-06	276014	11-Jul-06
JD# 61	18-May-06	796120	13-Jul-06	276015	11-Jul-06
JD# 62	18-May-06	796121	13-Jul-06	276016	11-Jul-06
JD# 63	18-May-06	796122	13-Jul-06	276017	11-Jul-06
JD# 64	18-May-06	796123	13-Jul-06	276018	11-Jul-06
JD# 65	18-May-06	796124	13-Jul-06	276019	11-Jul-06
JD# 66	18-May-06	796125	13-Jul-06	276020	11-Jul-06
JD# 67	23-May-06	796126	13-Jul-06	276021	11-Jul-06
JD# 68	23-May-06	796127	13-Jul-06	276022	11-Jul-06
JD# 69	23-May-06	796128	13-Jul-06	276023	11-Jul-06
JD# 70	23-May-06	796129	13-Jul-06	276024	11-Jul-06
JD# 71	23-May-06	796130	13-Jul-06	276025	11-Jul-06
JD# 72	23-May-06	796131	13-Jul-06	276026	11-Jul-06
JD# 73	23-May-06	796132	13-Jul-06	276027	11-Jul-06
JD# 74	23-May-06	796133	13-Jul-06	276028	11-Jul-06
JD# 75	23-May-06	796134	13-Jul-06	276029	11-Jul-06
JD# 76	22-May-06	796135	13-Jul-06	276030	11-Jul-06
JD# 77	22-May-06	796136	13-Jul-06	276031	11-Jul-06
JD# 78	22-May-06	796137	13-Jul-06	276032	11-Jul-06
JD# 78-A	14-May-06	796138	13-Jul-06	276033	11-Jul-06
JD# 79	22-May-06	796139	13-Jul-06	276034	11-Jul-06
JD# 80	22-May-06	796140	13-Jul-06	276035	11-Jul-06
JD# 81	22-May-06	796141	13-Jul-06	276036	11-Jul-06
JD# 82	22-May-06	796142	13-Jul-06	276037	11-Jul-06
JD# 83	22-May-06	796143	13-Jul-06	276038	11-Jul-06
JD# 84	22-May-06	796144	13-Jul-06	276039	11-Jul-06
JD# 85	22-May-06	796145	13-Jul-06	276040	11-Jul-06
JD# 86	22-May-06	796146	13-Jul-06	276041	11-Jul-06
JD# 87	22-May-06	796147	13-Jul-06	276042	11-Jul-06
JD# 88	22-May-06	796148	13-Jul-06	276043	11-Jul-06

Schedule "B"

Golden Predator Royalty

(a) "Net Smelter Returns" with respect to the Property shall mean the gross proceeds received by the Optionee from the sale of Product from the mining operation on the Property, less successively:

(i) the cost of transportation of such Product to a smelter or other place of treatment; and

(ii) smelter and treatment charges.

(b) "Ore" shall mean any material containing a mineral or minerals of commercial economic value mined from the Property.

(c) "Product" means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

2. The Optionee shall give notice to the Optionor of the date on which Ore is first mined. It is agreed that pilot plant operations and the mining or milling of Ore in connection therewith shall not be considered commercial production.

3. The amount of the Golden Predator Royalty payable to the Optionor, namely of Net Smelter Returns, shall be calculated by the Optionor each quarter and at the end of such quarter and shall be paid to the Optionor on or before the last day of the next following quarter. Any adjustments in the payment of Golden Predator Royalty hereunder arising out of an audit referred to in paragraph 7 hereof shall be made and paid at that time.

4. On or before the last day of each quarter of each year after Ore is first mined, the Optionee shall deliver to the Optionor a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate Golden Predator Royalty payable for such quarter.

5. The Optionee may remove reasonable quantities of Ore and rock from the Property for the purpose of bulk sampling and of testing, and there shall be no Golden Predator Royalty payable to the Optionor with respect thereto unless revenues are derived therefrom.

6. The Optionee agrees to maintain for each mining operation on the Property up to date and complete records relating to the production and sale of Product including accounts, records, statements and returns relating to treatment and smelting arrangements of the Product, and the Optionor or its agents shall have the right at all times, including for a period of two (2) years

AMENDED AND RESTATED RATTLESNAKE HILLS OPTION AGREEMENT

THIS AMENDED AND RESTATED RATTLESNAKE HILLS OPTION AGREEMENT (this "Agreement") originally made as of the 14th day of October, 2004, and amended and restated as of the 11th day of December, 2007.

BETWEEN:

BALD MOUNTAIN MINING COMPANY, a corporation incorporated under the laws of the State of South Dakota and having an office for business located at 330 South Summit, Newcastle, WY 82701

(the "Optionor")

OF THE FIRST PART

AND:

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A. Pursuant to the terms of a Mining lease between David Miller as Agent for Owners and Bald Mountain Mining Company dated June 1, 2003 the Optionor has (1) a perpetual lease of thirty unpatented mining claims (the "Rattlesnake Hills Mining Lease"), (2) those Wyoming state leases acquired by Optionor on February 2, 2004 (the "Rattlesnake State Leases") and (3) those claims acquired as a result of staking within the Area of Interest by Optionee subsequent to the entering into of the original version of this Agreement, all of which claims, leases and interests are collectively known as the Rattlesnake Hills Property located in Natrona County, Wyoming as more particularly described in Schedule "A" attached hereto (all such claims, leases and interests and other items described in Section 1.1 (i) below together being called the " Rattlesnake Hills Property" and/ or "Property" herein).

B. Pursuant to the Option Agreement dated October 14, 2004, as amended by the letter dated December 14, 2005 and Amending Agreement dated June 23, 2006, (which together are hereinafter referred to as "2004 Option"), the Optionor granted QUINCY GOLD CORP., a corporation incorporated under the laws of the State of Nevada ("Quincy") the exclusive option to earn up to a 100% interest in the Rattlesnake Hills Property and the Lewiston Property (together called the "Properties" herein), subject to the royalty In the Rattlesnake Hills Mining Lease and Rattlesnake State Leases (as defined herein) on and subject to the terms of the 2004 Option.

C. On May 12, 2005 Quincy Gold Corp. changed its name to Quincy Energy Corp., subsequently Quincy Energy Corp. was acquired by Energy Metals Corp., and subsequently Energy Metals Corp was acquired by Uranium One, Inc. ("Uranium One"), a Canadian corporation.

D. Golden Predator Mines Inc., a subsidiary company of Uranium One, is the parent company of Golden Predator Mines US Inc., a Nevada corporation.

Rattlesnake Amended & Restated Option 120407 2

1

E. The parties desire to amend and restate the 2004 Option as two separate and independent agreements, with this Agreement relating to the Rattlesnake Hills Property and a separate agreement relating to the Lewiston Property; and to provide for (1) Quincy's assignment to Optionee of all of the right, title and interest of Quincy under the 2004 Option held by Quincy in and to the above Rattlesnake Hills Property; and (2) the acceptance and assumption by Optionee of all of Quincy's right, title and interest in and to Quincy's obligations in respect of the Rattlesnake Hills Property under the 2004 Option.

F. This Agreement is for the Rattlesnake Hills Property alone and the parties will execute and deliver a separate agreement for the Lewiston Property.

G. The Parties also want to provide for the agreement of Optionee to perform the work on the Rattlesnake Hills Property called for to be performed during the twelve (12) month period ended on August 14, 2007 during the succeeding twelve (12) months.

H. The Parties also want to include the JD 1-96 and JD 78-A unpatented lode mining claims located in May 2006 within the Area of Interest as part of the Rattlesnake Hills Property, as more particularly described in Schedule "A" attached hereto.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

(a) "Affiliate" means, in respect of a party hereto, any limited liability company or corporation or other body corporate or organization which is a subsidiary of the party, or of which the party is a subsidiary, or which is controlled by the same person or company as the party and includes any limited liability company or partnership of which the party is a member.

(b) "Area of Mutual Interest" means two miles from the outer boundary of the Property;

(c) "Exchange" means the TSX Venture Exchange;

(f) "Joint Venture Agreement means the form of joint venture agreement attached hereto as Schedule B;

Rattlesnake Amended & Restated Option 120407 2

2

(h) "Option Period" for the Option means the period from the date of the 2004 Option (the original version of this Agreement) was executed to and including the date of exercise, partial exercise or termination of the Option;

(i) "Option" means the Option granted to Optionee under this Agreement to acquire 100% of Optionor's interest in the Property;

(j) "Owners" means the registered and beneficial owners as defined in the Rattlesnake Hills Mining Lease;

(l) "Property" or "Rattlesnake Hills Property" means the unpatented mining claims and the Rattlesnake Hills Mining Lease and the Rattlesnake Hills State Leases within the Area of Interest, described in Schedule "A" attached hereto, and all mining claims, leases and other mining interests derived from any such rights, and includes any properties within the Area of Interest around the mineral rights described in Schedule" A attached hereto becoming subject to this Agreement by operation of Article 13 hereof;

(n) "Rattlesnake Hills State Leases" means the state leases described in Schedule "A".

(o) "Shares" means the shares of common stock of Golden Predator Mines Inc. or Uranium One, as the context requires.

Captions and Section Numbers

Section References and Schedules

Schedule "A" Rattlesnake Hills Property
Schedule "B" Joint Venture Agreement

Severability of Clauses

Rattlesnake Amended & Restated Option 120407 2 3

Consideration

4.2 As consideration for the grant of the 2004 Option, Quincy paid to the Optionor the sum of $50,000.00 and issued to the Optionor an aggregate of 100,000 non-assessable and fully paid shares of the common stock of Quincy Gold Corp. as follows:

(a) the sum of $35,000 and 50,000 non-assessable and fully paid shares of the common stock of Quincy Gold Corp. concurrent with the execution of the 2004 Option; and

(b) an additional sum of $15,000 and an additional 50,000 non-assessable and fully paid shares of the common stock of Quincy Gold Corp.

4.3 As consideration for the grant of the Amendment dated December 12, 2005, Quincy paid to Optionor the sum of $50,000.00.

4.4 Optionee has caused an aggregate of 9,583 non-assessable and fully paid shares of Common Stock of Uranium One to be issued to Optionor in payment of the Shares which became due on August 14, 2007 when Optionee was obligated to have completed $416,665 of exploration expenditures on the Rattlesnake Hills Property but which Optionee has not yet performed. In that regard, Optionor hereby agrees to postpone Optionee's deadline for such additional exploration expenditures until August 14, 2008 by which time Optionee is due to have completed a total of $1,000,000 as set forth in Section 5 below.

ARTICLE 5
EXERCISE OF OPTION

Exercise of Option

5.1 The Option shall be deemed to be exercised upon the Optionee incurring or causing to be incurred a total of $5,000,000 of cumulative Exploration Expenditures on the Property during the period following the date of the 2004 Option Agreement as follows:

(c) a total of $5,000,000 of cumulative Exploration Expenditures on the Property on or before August 14, 2010. Optionee shall have the right, exercisable at its discretion, to pay all or part of the Exploration Expenditures in cash.

Partial Exercise of Option

5.2 In the event that the Optionee incurs or pays cash in lieu of some, but not all, of the cumulative Exploration Expenditures on the Property pursuant to section 5.1 hereof at Optionee's election, the Optionee shall be deemed to have earned an undivided 10% interest in and to the interest of the Optionor in and to the Property for each $500,000 of cumulative Exploration Expenditures incurred by the Optionee or caused to be incurred by the Optionee on the Property (the "Partial Option"). The exercise of the Partial Option hereunder shall be governed by Article 8 hereof.

Effect of Exercise

Rattlesnake Amended & Restated Option 120407 2 6

5.3 If and when the Option has been exercised in full, the 100% undivided right, title and interest of the Optionor in and to the Property shall vest in the Optionee, free and clear of all charges, encumbrances and claims, except for the Rattlesnake Mining Lease and Rattlesnake State Leases royalties.

Operator

5.4 During the currency of the Option, Optionee shall be the Operator. The Optionee shall in its capacity as Operator determine in its sole discretion, but after consultation with the Optionor, Programs for the Exploration and Development of the Property. The Programs shall take into consideration the cumulative Exploration Expenditures to be incurred by the Optionee pursuant to Article 5 of this Agreement. The Optionee may retain the services of the Optionor to manage the Programs, provided that the terms provided by the Optionor to the Optionee to manage the Programs are commercially reasonable.

No Partnership

ARTICLE 6
ADDITIONAL SHARE ISSUANCES

In addition to the option consideration described in Sections 4.2, 4.3 and 4.4 above, the Optionee agrees to deliver to the Optionor an additional 9,583 non-assessable and fully paid Shares of Uranium One or Shares of Golden Predator Mines Inc. (if such Shares then are and had been for at least three (3) months immediately prior thereto publicly traded) of equivalent aggregate value or cash of such aggregate value for each $416,665 of Exploration Expenditures on the Property, to a maximum of 191,659 Shares of Uranium One or Shares of Golden Predator Mines Inc. of equivalent aggregate value or cash of equivalent aggregate value (at the choice of Optionor). The Optionee will notify Optionor that it has met its required expenditure amount and Optionor will have a period of 30 days from receipt of notice to notify Optionee of its election to receive Shares of Uranium One or Shares of Golden Predator Mines, Inc. or cash having equivalent aggregate value. Such Shares shall be valued as of the average of such prior twenty (20) trading days. If Optionee does not receive Optionor's election notice it may proceed to either pay cash or deliver Shares at Optionee's discretion.

ARTICLE 7
RESTRICTIONS ON SHARE ISSUANCES

Exchange Approval

Rattlesnake Amended & Restated Option 120407 2

7

Legends

ARTICLE 8
TERMINATION OF OPTION

Termination

8.1 The Rattlesnake Hills Option shall terminate:

(a) subject to Sections 5.2 and 8.2 and Article 18 hereof , upon the Optionee failing to incur or make any required Exploration Expenditure by the required due date , or to pay Optionor an equivalent amount of cash (as specified in Section 5.1) in lieu of such Exploration Expenditure as set forth above, which must be incurred or made or issued in exercise of such Option; or

(b) at any other time, by the Optionee giving notice of such termination to the Optionor.

Effect of Partial Exercise

8.2 If the Option is not fully exercised pursuant to section 8.1, the Optionee shall be deemed to have exercised the Rattlesnake Hills Partial Option, and the Optionor and the Optionee shall be deemed to have associated themselves into a joint venture with respect to the Property on the terms and conditions contained in the Joint Venture Agreement. At such time. the Optionee shall complete the date on page 1 of the Joint Venture Agreement (which shall be the date on which it exercised the Partial Option), complete the sections detailing the respective interests of the Optionee and the Optionor in the subject Property (based upon the partial interest earned by the Optionee), and complete Schedule A thereto with a description of the Property and each of the parties shall then execute and deliver to the other a copy of the Joint Venture Agreement.

Duties of Optionee upon Termination

Rattlesnake Amended & Restated Option 120407 2 8

(a) leave in good standing for a period of at least 12 months from the termination of the Option Period those leases, licenses, consessions and unpatented mining claims comprising the Property;

(b) make available to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Property and not theretofore furnshed to the Optionor; and

(c) within the time periods prescribed by law, complete all reclamation work required on the Property required by the activities of the Optionee during the Option Period.

Residual Right of Entry

8.4 On termination of the Option pursuant to Section 8.2, the Optionee shall have the right, within a period of 180 days following such termination, to remove from the Property all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Property by or on behalf of the Optionee.

ARTICLE 9
RIGHT OF ENTRY

(a) enter thereon;

(b) have exclusive and quiet possession thereof;

ARTICLE 10
REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

10.1 Upon the request of the Optionee the Optionor shall assist, when required, the Optionee to record this Agreement with the appropriate mining recorder and, upon earning any interest in the Property. shall provide the Optionee with such recordable transfers as the Optionee and its counsel shall require to record its due interest.

10.2 If requested by the Optionee, following the execution of this Agreement the Optionor shall execute such transfer documents (hereinafter called the "Property Transfer Documents") as the Optionee and its counsel may reasonably deem necessary to assign, transfer and assure to the Optionee good, safe, holding and marketable title to a 100% undivided interest in and to each of the several property interests comprising the Property, and shall deposit the same with a mutually agreeable escrow agent (hereinafter called the "Escrow Holder"), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a) the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionee the Property Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i) notification in writing from the Optionor that such documents should be delivered to the Optionee; or

Rattlesnake Amended & Restated Option 120407 2 9

(ii) a statutory declaration sworn by an officer of the Optionee certifying that the Optionee is entitled to delivery of a 100% undivided interest in and to the Property, together with proof that 30 days' written notice was given to the Optionor of the Optionee's intention to request delivery thereof, and provided that no objection in writing to the intended delivery is first provided by the Optionor to the Escrow Holder; or

(b) the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionor the Property Transfer Documents held by the Escrow Holder in respect of the Property upon receipt of either:

(i) notification in writing from the Optionee that such transfer or related documents should be delivered to the Optionor; or

(ii) a statutory declaration sworn by an officer of the Optionor certifying that the Rattlesnake Hills Option has terminated pursuant to the provisions hereof, together with proof that 30 days' written notice was given to the Optionee of the Optionor's intention to request delivery thereof, and provided that no objection in writing to the intended delivery is first provided by the Optionee to the Escrow Holder; and

(c) the Optionor and the Optionee jointly and severally agree to indemnify and save harmless the Escrow Holder from all claims, actions and damages arising out of its acting pursuant to the instructions herein contained; and

(d) the Optionee shall pay to the Escrow Holder all costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

ARTICLE 11
OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

During the Option Period the Optionee shall:

(c) permit the Optionor, or its representative duly authorized in writing, to visit and inspect the Property at all reasonable times and intervals, and data obtained by the Optionee as a result of its operations thereon, provided always that the Optionor or its representative shall abide by the rules and regulations laid down by the Optionee relating to matters of safety and efficiency in its operations;

Rattlesnake Amended & Restated Option 120407 2 10

calendar year, together with reasonable details of expenditures made;

ARTICLE 12
FORCE MAJEURE

Effect of Force Majeure

Notice

ARTICLE 13
AREA OF MUTUAL INTEREST

ARTICLE 14
SUB-OPTION, SUB-LEASE AND ASSIGNMENT OF OPTION AGREEMENT

In the event that, during the Option Period, the Optionee enters into an arms length agreement with a third party (a "Third Party") pursuant to which that Third Party acquires an sub-option or sub-lease of the interest of the Optionee in this Agreement and the Property, any initial cash payment to be made by that Third Party to the Optionee upon execution of such Agreement shall be payable to the Optionor. Notwithstanding the preceding, in the event that the Optionee assigns all of its interest in this Agreement and the Property to a Third Party, all consideration to be paid to the Optionee by that

Rattlesnake Amended & Restated Option 120407 2 11

Third Party shall be retained in full by the Optionee, the Optionee's participation will end and the Optionee's obligation under this Agreement will terminate

ARTICLE 15 TRANSFERS

Transfer by Optionee

15.1 The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property, provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreement, and to the Property, containing:

(a) a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b) a provision subjecting any further sale, transfer or other disposition of such interest in the Property, or this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

Upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

The Optionor shall acknowledge and approve the proposed transfer of the Optionee's interest hereunder to Evolving Gold Corp., a Canadian corporation, and Evolving Gold Corp., a Nevada corporation (each of which Is referred to as "Evolving Gold"), jointly if (i) Optionor shall have approved the documentation seeking to effect such transfer together with the financial condition of each Evolving Gold, and (ii) such transfer shall obligate each Evolving Gold to assume the obligations of Optionee hereunder. Apart from the transfer to the Evolving Golds, Optionee may not otherwise assign or transfer this Agreement or any part of its interest under this Agreement, other than to an Affiliate which is permitted, without the Optionor's prior written consent which may not be unreasonably withheld.

Transfer by Optionor

15.2 The Optionor may not sell, assign, pledge, or otherwise encumber any of its respective rights hereunder to a third party without the prior written consent of the Optionee, provided that the Optionor may at any time transfer its rights and interest under this Agreement or any part thereof to any parent or subsidiary or associated corporation, provided that such assignee agrees to be subject to and bound by the terms and conditions of this Agreement.

ARTICLE 16
CONFIDENTIAL INFORMATION

ARTICLE 17
ARBITRATION

Rattlesnake Amended & Restated Option 120407 2

12

Submission of Matters to Arbitration

Notice

Conduct of Arbitration

17.3 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment. and the other party shall, within 15 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration provided for herein, provided that the parties may agree to appoint a single arbitrator in respect of such arbitration. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of any act governing commercial arbitration in the State of Wyoming. Except as specifically otherwise provided in this Article, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Cheyenne, Wyoming for the purpose of hearing the evidence and representations of the parties. and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this Article. After hearing any evidence and representations that the parties may submit. the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing. and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

Award Binding

ARTICLE 18
DEFAULT

Notice of Default

18.1 The parties hereto agree that if the Optionee is in default with respect to any of the provisions of this Agreement or if Optionee has not incurred and paid the required Exploration Expenditures or paid cash to Optionor in lieu of such Exploration Expenditures, the Optionor shall give notice to the Optionee, designating such default or such failure to perform or pay its Exploration Expenditures, and within 60 days after its receipt of such notice, the Optionee shall either:

(a) cure such default or pay in cash the unpaid Exploration Expenditures, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

Rattlesnake Amended & Restated Option 120407 2 13

Schedule A Part 1
to the Amended and Restated Rattlesnake Hills Option Agreement
between Bald Mountain Mining Company, as Optionor
and Golden Predator Mines Inc., as Optionee

"Rattlesnake Hills Mining Lease"
30 unpatented lode mining claims
Located in Township 32 North, Range 87 West, 6th PM, Sections: 19, 30
Township 32 North, Range 88 West, 6th PM, Sections: 24, 25, 36.

Natrona County Wyoming

Claim Name	Location Date	Instrument	Date Rec	BLM Serial No	BLM File Date
MG 1	11-Jun-93	527687	19-Jul-93	247272	2-Aug-93
MG 2	11-Jun-93	527688	19-Jul-93	247273	2-Aug-93
MG 3	11-Jun-93	527689	19-Jul-93	247274	2-Aug-93
MG 5	21-Jun-93	527690	19-Jul-93	247276	2-Aug-93
MG 6	21-Jun-93	527691	19-Jul-93	247277	2-Aug-93
BIF# 8	14-Jul-83	355091	21-Jul-83	221930	1-Aug-83
BIF# 9	14-Jul-83	355092	21-Jul-83	221929	1-Aug-83
BIF# 10	14-Jul-83	355093	21-Jul-83	221928	1-Aug-83
BIF# 11	14-Jul-83	355105	21-Jul-83	221927	1-Aug-83
BIF# 12	14-Jul-83	355106	21-Jul-83	221926	1-Aug-83
BIF# 13	14-Jul-83	355107	21-Jul-83	221925	1-Aug-83
BIF# 14	14-Jul-83	355108	21-Jul-83	221924	1-Aug-83
BIF# 25	14-Jul-83	355098	21-Jul-83	221915	1-Aug-83
BIF# 26	14-Jul-83	355099	21-Jul-83	221914	1-Aug-83
BIF# 27	14-Jul-83	355100	21-Jul-83	221913	1-Aug-83
BIF# 28	14-Jul-83	355101	21-Jul-83	221912	1-Aug-83
BIF# 45	22-Sep-83	359004	27-Sep-83	222919	14-Oct-83
GM 83	4-May-92	506928	12-May-92	244849	17-Jun-92
GM 84	4-May-92	506929	12-May-92	244850	17-Jun-92
RAT 61	9-Jun-92	510432	20-Jul-92	245234	21-Jul-92
RAT 63	9-Jun-92	510434	20-Jul-92	245236	21-Jul-92
RAT 65	9-Jun-92	510436	20-Jul-92	245238	21-Jul-92
RAT 85	8-Jun-92	510438	20-Jul-92	245240	21-Jul-92
RAT 86	8-Jun-92	510439	20-Jul-92	245241	21-Jul-92
RAT 87	8-Jun-92	510440	20-Jul-92	245242	21-Jul-92
RAT 88	8-Jun-92	510441	20-Jul-92	245243	21-Jul-92
RAT 89	8-Jun-92	510442	20-Jul-92	245244	21-Jul-92
RAT 90	8-Jun-92	510443	20-Jul-92	245245	21-Jul-92
RAT 92	8-Jun-92	510445	20-Jul-92	245247	21-Jul-92
RAT 94	8-Jun-92	510447	20-Jul-92	245249	21-Jul-92

Schedule A Part 2
to the Amended and Restated Rattlesnake Hills Option Agreement
between Bald Mountain Mining Company, as Optionor
and Golden Predator Mines Inc., as Optionee

JD 1-96 & 78A unpatented lode mining claims

Located in Township 32 North, Range 87 West, 6th PM, Sections: 18, 19, 30, 31 and Township 32 North, Range 88 West, 6th PM, Sections: 13, 14, 15, 22, 23, 24, 25, 26, 36.

Natrona County Wyoming

Claim Name	Location Date	Instrument	Date Rec	BLM Serial No	BLM File Date
JD# 1	14-May-06	796060	13-Jul-06	275955	11-Jul-06
JD# 2	13-May-06	796061	13-Jul-06	275956	11-Jul-06
JD# 3	14-May-06	796062	13-Jul-06	275957	11-Jul-06
JD# 4	13-May-06	796063	13-Jul-06	275958	11-Jul-06
JD# 5	13-May-06	796064	13-Jul-06	275959	11-Jul-06
JD# 6	13-May-06	796065	13-Jul-06	275960	11-Jul-06
JD# 7	13-May-06	796066	13-Jul-06	275961	11-Jul-06
JD# 8	13-May-06	796067	13-Jul-06	275962	11-Jul-06
JD# 9	13-May-06	796068	13-Jul-06	275963	11-Jul-06
JD# 10	13-May-06	796069	13-Jul-06	275964	11-Jul-06
JD# 11	13-May-06	796070	13-Jul-06	275965	11-Jul-06
JD# 12	13-May-06	796071	13-Jul-06	275966	11-Jul-06
JD# 13	24-May-06	796072	13-Jul-06	275967	11-Jul-06
JD# 14	24-May-06	796073	13-Jul-06	275968	11-Jul-06
JD# 15	24-May-06	796074	13-Jul-06	275969	11-Jul-06
JD# 16	24-May-06	796075	13-Jul-06	275970	11-Jul-06
JD# 17	24-May-06	796076	13-Jul-06	275971	11-Jul-06
JD# 18	24-May-06	796077	13-Jul-06	275972	11-Jul-06
JD# 19	24-May-06	796078	13-Jul-06	275973	11-Jul-06
JD# 20	24-May-06	796079	13-Jul-06	275974	11-Jul-06
JD# 21	24-May-06	796080	13-Jul-06	275975	11-Jul-06
JD# 22	4-Jun-06	796081	13-Jul-06	275976	11-Jul-06
JD# 23	14-May-06	796082	13-Jul-06	275977	11-Jul-06
JD# 24	14-May-06	796083	13-Jul-06	275978	11-Jul-06
JD# 25	14-May-06	796084	13-Jul-06	275979	11-Jul-06
JD# 26	14-May-06	796085	13-Jul-06	275980	11-Jul-06
JD# 27	14-May-06	796086	13-Jul-06	275981	11-Jul-06
JD# 28	15-May-06	796087	13-Jul-06	275982	11-Jul-06
JD# 29	15-May-06	796088	13-Jul-06	275983	11-Jul-06
JD# 30	15-May-06	796089	13-Jul-06	275984	11-Jul-06
JD# 31	15-May-06	796090	13-Jul-06	275985	11-Jul-06
JD# 32	15-May-06	796091	13-Jul-06	275986	11-Jul-06
JD# 33	15-May-06	796092	13-Jul-06	275987	11-Jul-06
JD# 34	14-May-06	796093	13-Jul-06	275988	11-Jul-06
JD# 35	14-May-06	796094	13-Jul-06	275989	11-Jul-06
JD# 36	14-May-06	796095	13-Jul-06	275990	11-Jul-06
JD# 37	14-May-06	796096	13-Jul-06	275991	11-Jul-06

JD# 38	14-May-06	796097	13-Jul-06	275992	11-Jul-06
JD# 39	14-May-06	796098	13-Jul-06	275993	11-Jul-06
JD# 40	16-May-06	796099	13-Jul-06	275994	11-Jul-06
JD# 41	16-May-06	796100	13-Jul-06	275995	11-Jul-06
JD# 42	16-May-06	796101	13-Jul-06	275996	11-Jul-06
JD# 43	16-May-06	796102	13-Jul-06	275997	11-Jul-06
JD# 44	16-May-06	796103	13-Jul-06	275998	11-Jul-06
JD# 45	16-May-06	796104	13-Jul-06	275999	11-Jul-06
JD# 46	16-May-06	796105	13-Jul-06	276000	11-Jul-06
JD# 47	16-May-06	796106	13-Jul-06	276001	11-Jul-06
JD# 48	16-May-06	796107	13-Jul-06	276002	11-Jul-06
JD# 49	16-May-06	796108	13-Jul-06	276003	11-Jul-06
JD# 50	16-May-06	796109	13-Jul-06	276004	11-Jul-06
JD# 51	16-May-06	796110	13-Jul-06	276005	11-Jul-06
JD# 52	16-May-06	796111	13-Jul-06	276006	11-Jul-06
JD# 53	16-May-06	796112	13-Jul-06	276007	11-Jul-06
JD# 54	16-May-06	796113	13-Jul-06	276008	11-Jul-06
JD# 55	16-May-06	796114	13-Jul-06	276009	11-Jul-06
JD# 56	24-May-06	796115	13-Jul-06	276010	11-Jul-06
JD# 57	24-May-06	796116	13-Jul-06	276011	11-Jul-06
JD# 58	24-May-06	796117	13-Jul-06	276012	11-Jul-06
JD# 59	31-May-06	796118	13-Jul-06	276013	11-Jul-06
JD# 60	31-May-06	796119	13-Jul-06	276014	11-Jul-06
JD# 61	18-May-06	796120	13-Jul-06	276015	11-Jul-06
JD# 62	18-May-06	796121	13-Jul-06	276016	11-Jul-06
JD# 63	18-May-06	796122	13-Jul-06	276017	11-Jul-06
JD# 64	18-May-06	796123	13-Jul-06	276018	11-Jul-06
JD# 65	18-May-06	796124	13-Jul-06	276019	11-Jul-06
JD# 66	18-May-06	796125	13-Jul-06	276020	11-Jul-06
JD# 67	23-May-06	796126	13-Jul-06	276021	11-Jul-06
JD# 68	23-May-06	796127	13-Jul-06	276022	11-Jul-06
JD# 69	23-May-06	796128	13-Jul-06	276023	11-Jul-06
JD# 70	23-May-06	796129	13-Jul-06	276024	11-Jul-06
JD# 71	23-May-06	796130	13-Jul-06	276025	11-Jul-06
JD# 72	23-May-06	796131	13-Jul-06	276026	11-Jul-06
JD# 73	23-May-06	796132	13-Jul-06	276027	11-Jul-06
JD# 74	23-May-06	796133	13-Jul-06	276028	11-Jul-06
JD# 75	23-May-06	796134	13-Jul-06	276029	11-Jul-06
JD# 76	22-May-06	796135	13-Jul-06	276030	11-Jul-06
JD# 77	22-May-06	796136	13-Jul-06	276031	11-Jul-06
JD# 78	22-May-06	796137	13-Jul-06	276032	11-Jul-06
JD# 78-A	14-May-06	796138	13-Jul-06	276033	11-Jul-06
JD# 79	22-May-06	796139	13-Jul-06	276034	11-Jul-06
JD# 80	22-May-06	796140	13-Jul-06	276035	11-Jul-06
JD# 81	22-May-06	796141	13-Jul-06	276036	11-Jul-06
JD# 82	22-May-06	796142	13-Jul-06	276037	11-Jul-06
JD# 83	22-May-06	796143	13-Jul-06	276038	11-Jul-06
JD# 84	22-May-06	796144	13-Jul-06	276039	11-Jul-06
JD# 85	22-May-06	796145	13-Jul-06	276040	11-Jul-06
JD# 86	22-May-06	796146	13-Jul-06	276041	11-Jul-06
JD# 87	22-May-06	796147	13-Jul-06	276042	11-Jul-06
JD# 88	22-May-06	796148	13-Jul-06	276043	11-Jul-06

Schedule "B"
Joint Venture Agreement

JOINT VENTURE AGREEMENT

DATED

AS OF THE ____ DAYOF ______________________,200_

BETWEEN

QUINCY GOLD CORP.

PREDECESSOR IN INTEREST TO

GOLDEN PREDATOR MINES US INC.

and

BALD MOUNTAIN MINING COMPANY

FOR PURPOSES OF THIS AGREEMENT ALL REFERENCES TO QUINCY GOLD CORP. ARE INTENDED TO MEAN GOLDEN PREDATOR MINES US INC.

TABLE OF CONTENTS

Article	Section		Page Number
ARTICLE I			1
GENERAL			
	1.01	Definitions	1
	1.02	Currency	4
	1.03	Headings	4
	1.04	Expanded Meanings	4
	1.05	Schedules	4
ARTICLE II			4
REPRESENTATIONS, WARRANTIES, AND GENERAL CONDITIONS			
	2.01	Representations - Quincy Gold Corp.	4
	2.02	Representations - Bald Mountain Mining Co.	5
	2.03	Prior Agreements	5
ARTICLE III			5
OBJECTIVES OF THE PARTIES			
	3.01	Establishment of Joint Venture and Relationship of Parties	5
	3.02	Title	5
	3.03	Program	5
	3.04	Encumbrance of Property	6
ARTICLE IV			6
MANAGEMENT COMMITTEE			
	4.01	Establishment	6
	4.02	Powers	6
	4.03	Members; Chairman	6
	4.04	Meetings	7
	4.05	Decisions	7
	4.06	Postponement	7
	4.07	Minutes	7
	4.08	Rules	7
ARTICLE V			8
OPERATOR			
	5.01	General	8
	5.02	Resignation of Operator	8
	5.03	Replacement of Operator	8
	5.04	Insolvency of Operator	8
ARTICLE VI			9
RESPONSIBILITIES OF OPERATOR			
	6.01	General	9
	6.02	Title to Mineral Claims	10
	6.03	Indemnification of Operator	11
	6.04	Force Majeure	11

ii

Article	Section		Page Number
ARTICLE VII			12
WORK PROGRAMS AND BUDGETS			
	7.01	General	12
	7.02	Payment of Cost Share	12
	7.03	Joint Bank Account	12
	7.04	Accounting Procedure	12
	7.05	Advances	12
	7.06	Exploration Programs and Budgets	13
	7.07	Participating in the Program	13
	7.08	Independent Consultant	14
ARTICLE VIII			14
TERMINATION OF INTEREST/ADDITION OF PROPERTY IN THE PROJECT AREA			
	8.01	Termination	14
	8.02	Abandonment	15
	8.03	Properties Acquired Within the Project Area	15
ARTICLE IX			16
DEVELOPMENT WORK			
	9.01	Initiation of Development Work	16
	9.02	Commissioning of Feasibility Study	16
	9.03	Consideration of Feasibility Study	16
	9.04	Failure to Agree on a Feasibility Study	16
	9.05	Mining Consultant	17
	9.06	Taking in Kind	17
	9.07	Failure to Take in Kind	17
	9.08	Storage of Ore and Concentrates	17
	9.09	Disposal of Product	18
	9.10	Production Rate	18
ARTICLE X			18
LIABILITY OF PARTIES			
	10.01	Several and Not Joint	18
	10.02	Ownership of Property	18
	10.03	Remedies of Certain Defaults	18
	10.04	Default of Payment	18
ARTICLE XI			19
TRANSFERS			
	11.01	Transfers and Assignments	19
	11.02	Partition	19
ARTICLE XII			20
TERM AND MODIFICATION			
	12.01	Term of This Agreement	20
	12.02	Effect of Termination	20
	12.03	Method of Modification	20

JOINT VENTURE AGREEMENT

THIS AGREEMENT dated the ___ day of _________________, 200__.

BETWEEN:

QUINCY GOLD CORP., a corporation incorporated under the laws of the State of Nevada and having an office for business located at 309 Center Street, Hancock, Michigan, 49930

("Quincy")

AND:

BALD MOUNTAIN MINING CO., a corporation incorporated under the laws of the State of South Dakota and having an office for business located at 330 South Summit, Newcastle, Wyoming, 82701

("Bald Mountain")

WHEREAS Quincy and Bald Mountain desire to conduct Exploration and/or Development Work within the Project Area by means of a joint venture on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.01 Definitions

In this Agreement, in addition to terms defined parenthetically herein and unless expressly stated to the contrary:

(a) **"Anniversary Date"** means the anniversary of the effective date as specified on the Claim Certificates comprising the Mineral Claims as issued by the appropriate government authority;

(b) **"Approved Development Program"** means a program and budget established in accordance with Section 9.03 or 9.04;

- 2 -

(c) **"Approved Exploration Program"** means a program and budget established in accordance with Section 7.06;

(d) **"Beginning of Commercial Production"** means the last day of the first three consecutive months of the operation of a Mine in which the Mine first produces sixty percent of one-quarter of its yearly design capacity;

(e) **"Commercially Feasible"**, when used in reference to a mineral deposit, means a mineral deposit which contains gold or other Minerals of sufficient quantity and quality to allow Production of Commercial Quantities;

(f) **"Commercial Quantities"** means any gold or other ores and Minerals which can be mined with a sufficient financial return being obtained in excess of that necessary to pay operating expenses after taking into account, if and to the extent applicable, the repayment of all the costs of opening and outfitting a Mine, including capital costs and interest thereon; it being understood and agreed that the excess financial return must be sufficient to meet the standards of the private mining industry;

(g) **"Cost Share"** means the share of Joint Venture Expense borne by each Party which shall be equal to the respective Participating Interests held by each Party in each Joint Venture Property subject to this Agreement;

(h) **"Development Work"** means all work necessary, expedient, or desirable for further exploration of any mineralized structure, zone, or band, to develop the same and to bring the same into Production, including the construction and installation of all buildings, plant, and equipment required for the Production of Commercial Quantities; but in no case shall include any work done within the immediate area of such mineralized structure, zone, or band prior to the establishment of an Approved Development Program or subsequent to the Beginning of Commercial Production;

(i) **"Exploration Expenses"** means all expenses incurred by any Party in performing Exploration Work hereunder;

(j) **"Exploration Work"** means all prospecting, ground and airborne geophysical and radiometric work, geochemical surveys, diamond and percussion drilling, bulldozing, trenching, and all other work commonly regarded as exploration work in accordance with good mining practice;

(k) **"Independent Consultant"** means the independent firm of consultants selected in accordance with Section 7.08 of this Agreement;

(l) **"Joint Venture Expense"** means:

(i) all charges incurred for Approved Development Programs, Approved Exploration Programs, and other charges as authorized by the Management Committee;

(ii) Operator's fee and related costs as determined under Part III of the Accounting Procedure attached hereto as Schedule "B";

(m) **"Joint Venture Property"** means:

(i) interests in the Project Area;

(ii) all easements appurtenant to the Project Area;

- 3 -

(iii) all geological, geophysical, and test data related to the Project Area;

(iv) all improvements to the Project Area and fixtures, machinery, equipment, and supplies and any other properties or rights of any description, whether real, personal, or mixed, acquired at Joint Venture Expense pursuant to this Agreement;

(v) all Products derived from the exploitation of the Project Area;

(vi) all proceeds accruing from the sale of Joint Venture Property except the proceeds from the sale of Product derived from the exploitation of the Project Area;

(n) **"Management Committee"** means the committee made up of representatives of the Parties as provided in Article IV;

(o) **"Mine"**, when used as a noun, means an opening in or on the Project Area from which gold or other Minerals may be removed and all contiguous Joint Venture Property used in Production from such opening;

(p) **"mine"**, when used as a verb, means all activities relating to the re-removal of gold or other Minerals from the surrounding Minerals and all processes carried out at a Mine;

(q) **"Mineral"** means nonviable substances formed by the processes of nature that occur on or under the surface of the ground, irrespective of chemical or physical state, but does not include naturally occurring surface water, agricultural soil, or sand or gravel that belongs to the owner of the surface of the land;

(r) **"Mineral Claims"** includes the mineral claims described in Schedule "A" and all mineral claims, exploration permits, locations, claim fractions, mineral leases, renewals, authorities to prospect, development licenses, leasehold properties, and any and all mineral rights acquired pursuant to this Agreement;

(s) **"Net Smelter Returns"** shall have the meaning set out in Schedule D hereto;

(t) **"Non-Operator"** means any Party other than the Operator;

(u) **"Operating Year"** means a period commencing on January 1st and ending on December 31st of the same year;

(v) **"Operator"** means the Party duly appointed to the position of Operator under Article V when acting in that capacity;

(w) **"Participating Interest"** means the percentage share which each Party has from time to time in the Program and in the Joint Venture Property;

(x) **"Party" or "Parties"** means the party or parties to this Agreement;

(y) **"Product"** means the end result of Production from a Mine which brings a Mineral to its highest state of refinement at a Mine prior to the Parties having the right to take possession of their respective shares of the same;

(z) **"Production"** means mining, extracting, processing, and handling the ores of Minerals or concentrates derived therefrom which are discovered and developed on or in the

- 4 -

Project Area and all other work related thereto as may be incidental or reasonably required;

(aa) **"Program"** means the joint venture established by the Parties for the purpose of carrying out (within the Project Area) Exploration Work and, if warranted, Development Work and Production;

(bb) **"Project Area"** means the Mineral Claims and any direct additions thereto, together with any right, benefit, and obligation which may be derived from such Mineral Claims or which may be derived from any instrument or document in substitution therefor or which may be granted by the rights conferred by such Mineral Claims;

(cc) **"Subsidiary"** means any corporation owned or controlled in fact by a Party.

1.02 Currency

All references in this Agreement to dollars are expressed in the currency of the United States of America.

1.03 Headings

The division of this Agreement into Articles and Sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.04 Expanded Meanings

In this Agreement and in the Schedules to this Agreement, unless there is something in the subject matter or context inconsistent therewith:

(a) the singular shall include the plural and the plural shall include the singular;

(b) the masculine shall include the feminine; and

(c) a reference to any statute shall be deemed to extend to and include any amendment or re-enactment of such statute.

1.05 Schedules

Attached to and forming part of this Agreement are the following Schedules:

Schedule "A" - Property
Schedule "B" - Accounting Procedure
Schedule "C" - Insurance
Schedule "D" - Net Smelter Returns Royalty

ARTICLE II

REPRESENTATIONS, WARRANTIES, AND GENERAL CONDITIONS

2.01 Representations of Quincy

- 5 -

(a) It has been duly incorporated and organized and is now a validly subsisting corporation under the laws of the state of Nevada;

(b) It has the capacity and is duly qualified to carry on mineral exploration work within the state of Wyoming; and

(c) It has full power, authority, and capacity to enter into and to carry out its obligations under this Agreement.

2.02 Representations of Bald Mountain

(a) It has been duly incorporated and organized and is now a validly subsisting corporation under the laws of the state of South Dakota;

(b) It has the capacity and is duly qualified to carry on mineral exploration work within Wyoming; and

(c) It has full power, authority, and capacity to enter into and to carry out its obligations under this Agreement.

2.03 Prior Agreements

This Agreement replaces and supercedes any prior joint venture agreement or option agreement as it relates to the Project Area. Without limiting the generality of the foregoing, no default, termination, or failure to earn under or in respect of any prior joint venture agreement or option agreement shall constitute a default, termination, or result in any relinquishment of any interest in the Project Area, the subject matter of this Agreement.

ARTICLE III

OBJECTIVES OF THE PARTIES

3.01 Establishment of Joint Venture and Relationship of Parties

The Parties hereby establish a joint venture for the purpose of carrying out Exploration Work and Development Work and Production on the Project Area. The rights, duties, obligations, and liabilities of the Parties shall be several and not joint or collective and are more particularly described in Article X. It is agreed and acknowledged by the parties hereto that the initial Participating Interests of the Parties hereunder is:

Quincy Gold Corp.	-	[redacted]%
Bald Mountain Mining Co.	-	[redacted]%

With deemed expenditures by each of the parties on the formation of the joint venture of:

Quincy Gold Corp.	-	$[redacted]
Bald Mountain Mining Co.	-	$[redacted]

3.02 Title

Unless otherwise agreed to, the Operator shall hold title to the Mineral Claims within the Project Area in trust for the benefit of the Parties hereto in proportion to each Party's respective

- 6 -

Participating Interest, and upon request shall transfer title to each Party in accordance with their respective Participating Interest therein.

3.03 Program

The Parties shall conduct Exploration Work or Development Work or both for the acquisition of gold or any other Minerals by way of Programs approved from time to time by the Management Committee as hereinafter provided.

3.04 Encumbrance of Property

Joint Venture Property shall not be pledged or encumbered in any way unless:

(a) all Parties hereto are given written notice of the amount and type of pledge or encumbrance and approve the same;

(b) the consideration received by the pledging or encumbering party is used only for Exploration Work or Development Work on the Joint Venture Property;

(c) in the event of a default on the pledge or encumbrance by a Party, the non-defaulting Party(ies) shall have the right to pay out the pledge or encumbrance and take over the claim as against the defaulting Party with all remedies contained in the agreement or available at law.

Any encumbrance that is placed on Joint Venture Property as against any particular Party (without the approval of the other Parties) shall be removed by the Party upon request.

ARTICLE IV

MANAGEMENT COMMITTEE

4.01 Establishment

A Management Committee shall be established through which the Parties shall oversee and direct the business and affairs of the Joint Venture.

4.02 Powers

Without limiting the generality of Section 4.01, the Management Committee shall:

(a) consider and approve Programs and Budgets as hereinafter provided in this Agreement. Approval by the Management Committee in each case shall commit the Parties to contribute to the Exploration Expenses in accordance with the provisions hereof;

(b) have full power and authority during the currency of a Program and, notwithstanding the prior approval thereof, to review the same and to modify the same for reasonable cause;

(c) be entitled to give directions and instructions to the Operator relating to the carrying out of any Program and/or holding of or dealing with the Project Area; and

(d) act on all other matters requiring approval of the Management Committee by the terms of this Agreement.

- 7 -

4.03 Members, Chairman

Each Party shall nominate two members to represent it on the Management Committee. Such nomination shall be given in writing to the other Party, and the members may be changed from time to time by written notice to the other Party. One of the representatives of the Party who is Operator for the Project Area shall be designated Chairman of the Management Committee. At any meeting of the Management Committee, in order to have a quorum, each Party shall have at least one voting member present, and may have an appropriate number of other representatives present who may take part in the discussions, but who shall have no vote. In the event there shall be no quorum at any meeting of the Management Committee called by notice pursuant to Section 4.04, the meeting shall be adjourned for fourteen (14) days with notice thereof being given by the attending Party to the absent Party. After such fourteen (14) days, the meeting shall resume and a quorum for that meeting shall be the number of members of the Management Committee then in attendance.

4.04 Meetings

Meetings of the Management Committee may be called by the Chairman or by any Party. Written notice calling each meeting shall be sent to each Party not less than fourteen (14) days prior to the holding of such meeting, provided that no notice calling a meeting shall be required if all the Parties agree; however, if the Chairman of the Management Committee wishes, he may poll the members of the Management Committee by letter, facsimile or telephone and the decision of the members of the Management Committee expressed by letter or facsimile or telephone (and forthwith confirmed by letter or facsimile shall be deemed to be the decision of such members as if present at a meeting of the Management Committee; a meeting shall be held in the month of March and again in the month of September in each year. Meetings shall be held in the State of Wyomingor at such other place as may be mutually agreed upon by the members of the Management Committee.

4.05 Decisions

Decisions of the Management Committee shall be taken by a majority of voting rights of the Parties unless otherwise explicitly provided for in this Agreement. In the event of a tie vote respecting any decision of the Management Committee, the Chairman shall not have a second and deciding vote. The members of each Party shall have that number of voting rights which is equal to the number of percentage points of Participating Interest then held by the Party in the Project Area.

4.06 Postponement

Any voting member may postpone voting on any significant unforeseen matter for such reasonable time (not exceeding fourteen (14) days) as such member may require in order to obtain instructions from the Party which such member represents.

4.07 Minutes

The Operator shall keep the minutes of each meeting and shall promptly mail two copies thereof to the Non-Operators, which shall promptly approve same or suggest corrections therein.

4.08 Rules

The Management Committee shall establish its own rules of procedure consistent with the terms of this Agreement.

- 8 -

ARTICLE V

OPERATOR

5.01 General

Unless otherwise mutually agreed, no Party shall act as an Operator unless it has a Participating Interest. It is agreed that the initial Operator shall be the Party holding the greater Participating Interest. The Operator shall have those powers and rights conferred upon it by this Agreement. By mutual agreement of the Parties, a Non-Operator may perform any operation and such Non-Operator shall be deemed a contractor for such operation.

5.02 Resignation of Operator

The Operator may, by notice in writing to each of the Non-Operators, resign at any time. An Operator that resigns shall not be released from its obligations hereunder until the expiration of a period of ninety (90) days after its resignation unless a successor Operator shall have been appointed and shall have arranged to take over as Operator prior to the expiration of such period. The successor Operator shall be chosen by majority vote of the Participating Interests within such ninety (90) day period and shall assume the duties and obligations of the Operator forthwith upon the expiry of such ninety (90) day period.

5.03 Replacement of Operator

If the Operator fails to perform in a manner satisfactory to the Management Committee, or fails to perform in a manner that is consistent with good mining practice, or fails to perform in a manner consistent with his duties and responsibilities under this Agreement, then any Non-Operator may give to the Operator a written notice setting forth particulars of the alleged failure to perform. The Operator shall within twenty (20) days of receipt of such notice commence to remedy the failure to perform. If the Operator disputes the alleged failure to perform, the issue of whether there is or is not a failure to perform shall be settled by arbitration as provided in this Agreement. Failure of the Operator to commence to remedy its failure to perform within twenty (20) days of the receipt of notice (if the Operator does not dispute the allegation) or the decision of the arbitrator (if the arbitrator decides there is default) shall be grounds for the removal of the Operator and the Management Committee shall forthwith appoint any other Party to act as Operator, notwithstanding any other provisions of this Agreement.

5.04 Insolvency of Operator

Notwithstanding any other provisions herein contained, a Non-Operator shall have the right to replace the Operator forthwith by written notice to the Operator upon the occurrence of any of the following events:

(a) if an attachment is made on the Joint Venture Property which is not related to the business of the joint venture, but is in fact due to the negligence or omission of the Operator and is not removed within ten (10) days of such date of attachment;

(b) if the Operator admits in writing its inability to pay its debts as they become due; or makes an assignment for the benefit of creditors; or consents to appointment of a receiver for all or a substantial part of its property; or files a petition in bankruptcy or for a reorganization or an arrangement under applicable bankruptcy legislation, or otherwise seeks the relief of applicable bankruptcy legislation; or is adjudicated as bankrupt or insolvent;

- 9 -

(c) if a court order is entered with respect to the Operator without its consent (i) appointing a receiver or trustee for all or a substantial part of its property, or (ii) approving a petition in bankruptcy or for a reorganization pursuant to applicable bankruptcy legislation or for any other judicial modification or alteration of the rights of creditors; which order is not vacated, set aside, or stayed within ninety (90) days from the date of entry; or

(d) if a receiver or receiver manager of the Operator is privately appointed pursuant to the terms of any debt instrument granted by the Operator or publicly appointed pursuant to any judicial order.

ARTICLE VI

RESPONSIBILITIES OF OPERATOR

6.01 General

The Operator shall, subject always to the control of the Management Committee, at Joint Venture Expense:

(a) for any Program under Section 7.06 submit to the Management Committee for approval prior to September 30 in each year and draft plans for the next ensuing Operating Year outlining its proposed activities and its proposed budget for such activities, showing a breakdown of categories of expenditure for each quarter of the Operating Year; the draft plans and budget shall review in adequate detail the results of prior Exploration Work and shall include such conclusions and recommendations as the Operator deems warranted as a consequence of the results achieved by such work;

(b) diligently and prudently conduct all operations in accordance with modern, scientific, and good mining and engineering practices and accepted conservation principles and perform the operations in an efficient and economic manner with good and sufficient machinery and equipment;

(c) determine the number of employees and their terms of employment and hire, direct, and discharge all such employees who shall be employed by the Operator and subject to its control and direction;

(d) purchase or otherwise provide all necessary material and supplies;

(e) purchase, lease or otherwise provide all necessary machinery and equipment which may be acquired or leased from any Party hereto, provided that the price is competitive;

(f) comply, and require compliance of others doing work on Joint Venture Property, with the requirements of federal, state, and local laws relating to employer's liability insurance, workers' compensation, social insurance, unemployment, fair employment, and other similar applicable laws with respect to any work or operation conducted under this Agreement;

(g) take all proper and reasonable steps for the protection of rights of surface owners against damage occasioned by operations to be conducted hereunder and pay such damages as may lawfully be determined as resulting from such operations;

- 10 -

(h) upon written request, provide access to all operations and information to a Non-Operator and allow a Non-Operator to run tests and assays and take samples, it being understood that such access shall be a Non-Operator's expense and peril and shall not obstruct or interfere with the operation of the Operator; provide on request the Parties with copies of all surveys, assays, analyses, and reports produced by or for the Operator in operations under this Agreement;

(i) review all invoices for approval, pay all approved invoices, maintain records in accordance with generally accepted accounting principles, and make available such records for the inspection of any Party hereto;

(j) keep the Joint Venture Property free of liens and encumbrances of every character arising from operations, and proceed with all diligence to contest or discharge any lien that is filed;

(k) prosecute or defend all litigation arising out of operations hereunder, provided that any Party may also join in the prosecution or defence of such litigation at its expense;

(l) pay, at the time and in the manner required by law, all federal, state, or local taxes (other than royalties and any taxes on income) assessed or levied against Joint Venture Property or joint venture operations; where taxes, in the opinion of the Operator or any of the Parties are wrongfully assessed or levied against Joint Venture Property or joint venture operations, the Operator shall with the co-operation of the Parties hereto protest the assessment or levy within the time limit and in the manner prescribed by law and shall pursue the protest to final determination;

(m) within 30 days after the end of each quarter of an Operating Year provide statements for the quarter just ended setting out:

(i) program activities;

(ii) balance sheet;

(iii) statement of expenditures reflecting actual versus budgeted expenditures;

(iv) statement of income and expenses;

(v) statement of partner's capital; and

(vi) statement of changes in financial position;

together with a quarterly technical report of activities and such supporting invoices, receipts, records, and reports as may be required by the Management Committee;

(n) carry insurance in accordance with Schedule "C"; such insurance shall name all Parties and the Operator as insured parties;

(o) advise all Parties of requirements to maintain and protect all Mineral Claims and of all notices from government agencies which may pertain to the Project Area and any work required with reference thereto.

- 11 -

6.02 Title to Mineral Claims

All Mineral Claims obtained pursuant to the terms of this Agreement shall be held in the name of the Operator. Any Non-Operator holding Mineral Claims subject to this Agreement shall arrange forthwith for the transfer of such Mineral Claims into the name of the Operator.

6.03 Indemnification of Operator

Each Party, proportionate to its Participating Interest, hereby agrees to indemnify and to hold harmless the Operator against any claim of or liability to any third person resulting from any act or omission of the Operator or its agents and employees in conducting operations pursuant to this Agreement; provided, however, that the Operator shall not be indemnified or held harmless by the Parties for any loss, damage, claim, or liability resulting from the gross negligence or willful misconduct of the Operator, its agents, or employees, but no act or omission of the Operator, its agents, or employees shall of itself be deemed gross negligence or willful misconduct if it is done or omitted at the instruction or with the concurrence of the Management Committee.

6.04 Force Majeure

If any Party is prevented by Force Majeure from carrying out any obligation hereunder, the obligations of the Party insofar as its obligations are affected by the Force Majeure shall be suspended while (but only so long as) the Force Majeure continues to prevent the performance of the said obligations. Any Party prevented from carrying out any obligation by Force Majeure shall promptly give the other Parties notice of the Force Majeure, including reasonably full particulars in respect thereof.

The Party claiming suspension of its obligations as aforesaid shall promptly remedy the cause and effect of the Force Majeure described in the said notice insofar as it is reasonably able so to do; provided that the terms of settlement of any strike, lockout, or other industrial disturbance shall be wholly in the discretion of the Party claiming suspension of its obligations hereunder by reason thereof and that Party shall not be required to accede to the demands of its opponents in any strike, lockout, or industrial disturbance solely to remedy promptly the Force Majeure thereby constituted.

Notwithstanding anything contained in this Section 6.04, lack of finances shall not be considered a Force Majeure nor shall any Force Majeure suspend any obligation for the payment of money due hereunder.

For the purposes hereof, "Force Majeure" means any one or more of the following events:

(a) an act of God;

(b) a war, revolution, insurrection, riot, blockade, or any other unlawful act against public order or authority;

(c) a strike, lockout, or other industrial disturbance;

(d) a storm, fire, flood, explosion, or lightning;

(e) a governmental restraint;

(f) unavoidable accidents;

- 12 -

(g) delays in transportation and the inability to obtain or delays in obtaining necessary materials, facilities, and equipment; and

(h) any other event (whether or not of the kind enumerated in (i) to (vii) of this Section) which is not reasonably within the control of the party hereto claiming suspension of its obligations hereunder due to Force Majeure.

ARTICLE VII

WORK PROGRAMS AND BUDGETS

7.01 General

All joint venture operations shall be performed under Programs and budgets approved in accordance with Section 7.06 hereof or otherwise by advance approval of the Management Committee.

7.02 Payment of Cost Share

A Party shall pay its Cost Share or proportionate amount thereof, pursuant to Section 7.04 hereof. Any portion of the Cost Share of a Party not paid within the said thirty (30) day period shall bear interest from the due date until paid, calculated from day to day on the basis of a three hundred and sixty-five (365) day year at a rate equal to two percent (2%) plus the prime rate being charged by the main branch of Citibank in New York, NY, from time to time. For the purposes hereof "prime rate" means the reference rate established from time to time for determining interest rates on commercial loans.

7.03 Joint Bank Account

In the event the budget for a particular year exceeds One Million ($1,000,000.00) Dollars the Parties shall open and maintain a joint bank account at a location convenient to the Operator, from which account the Operator shall have withdrawal privileges to pay all actual costs and expenses of whatever kind incurred in the carrying out of the joint venture operations in accordance with the Program and budget approved or otherwise made binding on all the Parties.

7.04 Accounting Procedure

All costs, expenses, and other liabilities incurred in the conduct of operations under this Agreement shall be borne by the Parties in accordance with their Cost Share. Such costs and expenses incurred in the Program shall be calculated in accordance with the Accounting Procedure set forth in Schedule "B" hereto, and the Operator shall keep its records of costs and expenses in accordance with the Accounting Procedure. In the event of conflict between this Agreement and the Accounting Procedure, the provisions of this Agreement shall prevail.

7.05 Advances

The Operator, at least fifteen (15) days prior to the beginning of each quarter of an Operating Year, shall mail to each Party a statement for the quarter in progress providing:

(a) status report of actual expenditures (related to activities) to date in the quarter and anticipated expenditures for the remainder of the quarter;

- 13 -

(b) a forecast of activities and costs of the forthcoming quarter (which shall relate to the respective budget and explain variances therefrom) and a schedule as to the anticipated data that cash disbursements will be made by the Operator and the corresponding date that cash advances are to be made by the Parties either to the Operator pursuant to Section 7.02 or pursuant to Section 7.03 to the joint bank account or as otherwise agreed.

7.06 Exploration Programs and Budgets

(a) Draft plans and annual budgets shall be submitted by the Operator in accordance with Section 6.01(a) hereof on or before August 1st of each year. The Parties shall have twenty (20) days after receipt of such plans and budgets within which to submit to the Operator their suggestions with respect thereto and the Operator shall in its discretion either amend such plans and budgets in accordance with such suggestions or leave the same unaltered and present final plans and budget. Within sixty (60) days after receipt of such final plans and budget, the Parties shall either accept or reject in writing such final plans and budget and if the same be accepted by the Party or Parties having greater than fifty percent (50%) Participating Interest, the Operator shall then implement such plans and budget as an Approved Exploration Program. If acceptance is not so obtained, a meeting of the Management Committee shall forthwith be called by the Chairman thereof (and failing that, by any member of the Management Committee) with a view to establishing a plan and budget acceptable to either all the Parties or to the Parties holding greater than fifty percent (50%) Participating Interest. No Party shall be deemed to have accepted any plans or budget as an Approved Exploration Program unless the acceptance is acknowledged in writing by that Party.

(b) If the plans and budgets are not accepted, then the Parties shall each submit to an Independent Consultant, selected according to Section 7.08 the proposal for plans and budgets and their own respective plans and budgets and instruct the Independent Consultant to decide which of the conflicting proposals is the most feasible for the joint venture. The plan and budget selected by the Independent Consultant to be the most feasible shall for all purposes be deemed as the final Approved Exploration Program as if the required majority of the Parties had accepted it. The Operator shall forthwith and as long as an Approved Exploration Program has not been selected by the Independent Consultant, have the obligation to implement and carry out at its own discretion a minimum work program required to keep the Joint Venture Property in good standing, and each of the Parties shall have an obligation and commitment to share the expenditure for such minimum program in accordance with its Participating Interest.

7.07 Participating in the Program

(a) A Party who accepts or is deemed to accept a plan and a budget (which becomes an Approved Exploration Program) shall thereby, but not otherwise, become liable for its Cost Share of such Approved Exploration Program. A Party is relieved from participation in an Approved Exploration Program which it has not accepted, or such portion thereof that it has not accepted, but it shall thereby forfeit a portion of its Participating Interest in accordance with Section 7.07(b). The Participating Interest of the remaining Parties shall be adjusted so that each obtains, in the ratio that its respective Participating Interest is to the total Participating Interest of the remaining Parties, or in any other ratio as they mutually agree upon, its share of all of the Participating Interest which is so forfeited.

(b) Unless otherwise expressly provided herein, the participating Interest of each Party shall be calculated in accordance with the provisions of this Section 7.07(b). For any

- 14 -

Operating Year, the Participating Interest of each Party shall be calculated in accordance with the following formula:

$$\frac{P.E. + C.E.}{T.P.E. + T.C.} \times 100$$

where P.E. means the total expenditures made by the relevant Party including deemed expenditures set out in Section 3.01; C.E. means the Cost Share committed to by the relevant Party of the Approved Exploration Program in question; T.P.E. means the total previous expenditures made by all of the Parties hereunder including deemed expenditures set out in Section 3.01; and T.C. means the total Cost Share committed to by all the Parties for the Approved Exploration Program in question. Any adjustment of the Participating Interest pursuant to the provisions of this Section 7.07(b) shall be confirmed by the Management Committee. Unless otherwise expressly provided herein, the election by a Party not to participate in a particular Approved Exploration Program shall not preclude that Party from participating in a subsequent Approved Exploration Program to the extent of its adjusted Participating Interest. No adjustment of any Participating Interest pursuant to the provisions hereof shall affect the validity of any vote taken by the Parties on the basis of their respective Participating Interests prior to such adjustment.

(c) If the Participating Interest of any Party is reduced to fifteen percent (15%) or less of the total Participating Interest of the Parties in the Agreement, the Participating Interest of such Party shall forthwith be converted to a royalty equal to three percent (3%) of the Net Smelter Returns if and when the Mine is placed into Production.

(d) A Party which forfeits or reduces its Participating Interest pursuant to Section 7.07(a) or 7.07(b) hereof shall have the option to redeem its position if the said Approved Exploration Program adopted, or one adopted in substitution thereof, is less costly by at least twenty percent (20%); otherwise the forfeiture is final and the remaining Parties may proceed as they deem fit, subject always to this Agreement. The Operator, within sixty (60) days of the completion of the said Approved Exploration Program in respect of said Approved Exploration Program (with such expenditures to be verified by audit within six (6) months if the forfeiting Party requests) to all Parties (including the forfeiting Party). The forfeiting Party shall inform the chairman of the Management Committee by notice in writing within sixty (60) days of receipt of such statement of expenditures of its wish to redeem its Participating Interest or to require an audit under the provisions of this Section 7.07(d) hereof. Payment of the Cost Share by the redeeming Party shall be made within thirty (30) days following receipt of such notice by the Chairman of the Management Committee or within thirty (30) days following receipt of the audit results if requested.

7.08 Independent Consultant

The Independent Consultant to be selected in pursuance of the provisions of Section 7.06(b) shall be an independent firm of consultants whose experience shall have included projects similar in size and scope and who shall be able and willing to give an expert opinion on the matter submitted to it within a reasonable time and in accordance with the instructions received. The independent firm of consultants shall be appointed by the Management Committee and shall be compensated as a Joint Venture Expense.

- 15 -

ARTICLE VIII

TERMINATION OF INTEREST/ ADDITION OF PROPERTY IN THE PROJECT AREA

8.01 Termination

At the end of any Operating Year during the term of this Agreement a Party may terminate its Participating Interest in the Project Area and its rights thereto and (save as herein expressly provided to the contrary) may terminate its obligations under this Agreement at any time by delivering a quit claim, transfer, and conveyance to such other Parties (in accordance with the respective Participating Interests of such other Parties when the aggregate Participating Interests of such other Parties is taken as representing one hundred percent (100%) of all of its rights, title, and interest in and to the Program and in and to the Joint Venture Property. A Party shall not by reason of the provisions of this Section 8.01 be relieved from any obligations or liability for its Cost Share of an Approved Exploration Program or Approved Development Program in which it has agreed or was deemed to have agreed to participate.

8.02 Abandonment

The Management Committee may decide to abandon a portion of the Project Area, provided that the decision for abandonment is made at least sixty (60) days prior to the lapsing date of the Mineral Claim certificate in respect of such portion of the Project Area and furthermore, that the Parties which voted against such abandonment may, within thirty (30) days of the Management Committee decision to abandon and pro rata to their Participating Interest, at no cost and without further liability to the other Parties, acquire all the interest of the abandoning Parties in such Project Area, subject only to any former holder's rights, and the abandoning Parties shall forthwith quit claim, assign, and convey, without warranty of title, but by good and proper instrument, all of their right, title, and interest in the said portion of the Project Area to the Parties electing to receive such assignment. Upon such assignment, the abandoning Parties shall be relieved from all obligations and liability thereafter accruing with respect to the interest assigned, the operations thereon, and the Production therefrom; provided, however, the assigning Party shall not be relieved of any obligations or liability not theretofore accrued or to which it has agreed or was deemed to have agreed to participate.

Any portion of a Project Area acquired by a Party under this Section 8.02 shall thereafter not be included as part of the Project area.

8.03 Properties Acquired Within the Project Area

Any Mining Claims, leasehold properties, or other mineral properties of whatsoever nature or kind or interest acquired within the Project Area by a Party hereto, its Subsidiary, agent, or any other party with whom it is associated during such time as that Party hereto holds or has held within the prior twenty-four (24) months a Participating Interest hereunder shall for all purposes be deemed to be held in trust for the Parties hereto and it shall notify the other Parties hereto of its acquisition and the cost thereof. Such notification shall be made as soon as possible after the acquisition and shall provide a description of the property acquired, a statement of its costs in connection therewith, and all other pertinent information. The Parties shall be entitled to participate therein by furnishing written notice of its decision to participate, which notice shall contain the undertaking by the interested Party to pay its proportionate share of the acquisition costs thereof. If any or all of the other Parties have elected to participate by written notice to the Party having acquired such property within thirty (30) days from receipt of notification regarding the acquisition, then the Party receiving such election notice shall forthwith transfer and assign the property to the Parties having elected to participate in proportion to their Participating Interest

- 16 -

or as the Parties may otherwise mutually agree. Failure by a Party hereto to give written notice of its decision to participate within thirty (30) days of its receipt of such a notice of acquisition shall, for all purposes, be deemed to be a decision by it not to participate therein.

ARTICLE IX

DEVELOPMENT WORK

9.01 Initiation of Development Work

If the results of Exploration Work conducted on any portion of the Project Area is such that in the judgment of the Operator or any Party having an interest in such property, Development Work ought to be considered, then the Operator or any such Party may present to the Management Committee a proposal to commission a feasibility study with respect to such property. A meeting of the Management Committee shall be held to consider the proposal and shall be convened not less than forty-five (45) nor more than ninety (90) days after receipt of such proposal.

9.02 Commissioning of Feasibility Study

The commissioning and timing of a feasibility study is to be decided upon by the Management Committee by an affirmative vote of at least fifty percent (50%) of the Participating Interests represented and the cost and expense of same shall be recoverable as a Joint Venture Expense. If the required majority vote cannot be obtained at the Management Committee, any Party may commission a feasibility study at its own expense. The expense of the feasibility study commissioned by any Party but not approved as herein provided will be shared by the parties as a Joint Venture Expense only in the event that each Party accepts the findings and recommendations contained in such feasibility study as provided in Section 9.03. Any feasibility study commissioned hereunder shall be carried out by a Mining Consultant as specified in Section 9.05, unless Parties holding an aggregate of 50% of the Participating Interests decide otherwise. If the Parties are unable to agree (by an affirmative vote of at least fifty percent (50%) of the Participating Interests) on which Mining Consultant will carry out the feasibility study, the matter will be decided by arbitration.

9.03 Consideration of Feasibility Study

The findings and recommendations contained in a feasibility study shall be considered by the Management Committee at a meeting to be held not less than forty-five (45) nor more than ninety (90) days after receipt of the feasibility study from the Mining Consultant. The Management Committee shall decide whether or not the feasibility study needs revision or clarification, and in the event that it does, the feasibility study shall be returned to the Mining Consultant for such purposes. If the feasibility study does not require revision or clarification, or after the same is made, the Management Committee shall decide whether to accept the findings and recommendations which shall, if accepted, then become an Approved Development Program. Acceptance of an Approved Development Program by a Party shall commit it to provide its Cost Share of such Approved Development Program.

9.04 Failure to Agree on a Feasibility Study

In the event the Parties are unable to accept the findings and recommendations of the feasibility study, the following rules shall apply:

- 17 -

(a) If less than fifty percent (50%) of the Participating Interests as represented on the Management Committee support the findings and recommendations of the feasibility study, then no further action shall be taken on such feasibility study.

(b) If fifty percent (50%) or more of the Participating Interests as represented on the Management Committee support the findings and recommendations of the feasibility study, then the findings and recommendations shall be deemed to have been accepted and shall become an Approved Development Program which shall be proceeded with, provided always that a Party which does not accept the findings and recommendations shall at the Management Committee meeting which approves the Feasibility Study elect:

(i) to transfer all or part of its Participating Interest as provided in Section 11.01; or

(ii) to sell all or part of its Participating Interest to the continuing Parties in such proportions as they may agree upon and the party selling shall be entitled to receive from them in the ratio of their Participating Interest an amount equal to the Cost Share of Joint Venture Expenses incurred by the selling Party (and, in the case of a selling Party who acquired a Participating Interest other than by forfeiture, an amount equal to the Cost Share of Joint Venture Expenses incurred by its predecessor in title) in respect of the Joint Venture Property in question to date of such election plus interest at the then current New York, New York, prime rate plus one percent; provided however that such payment shall not exceed two hundred percent (200%) of all monies so expended and it shall be payable in five equal annual instalments in each year commencing on the date of sale.

In the event that a Party elects to proceed herein pursuant to Section 11.01 and fails to dispose of its Participating Interest, it shall, within ten (10) days of the expiry of the time limit set out in Section 11.01, proceed pursuant to (ii) of this Section 9.04(b).

9.05 Mining Consultant

Any feasibility study to be carried out in pursuance of the provisions of Section 9.02 hereof shall be conducted by an independent firm of consulting mining engineers (herein referred to as "Mining Consultant") whose experience shall include projects similar in size and scope to that in contemplation by the Parties hereto at the time of retainer. The Mining Consultant shall be engaged by the Operator as a Joint Venture Expense.

9.06 Taking in Kind

Each Party shall take in kind and separately dispose of its share of the Product and shall individually bear any extra expenditures necessitated thereby.

9.07 Failure to Take in Kind

If any Party shall fail to make the necessary arrangements to take in kind or separately dispose of its proportionate share of Product, the Operator shall have the optional right, but not the obligation, subject to revocation at will by the Party owning the same, to purchase such share or sell the same to others at not less than the market price prevailing in the area, provided that all contracts of sale by the Operator of such Party's share shall be only for such reasonable periods of time as are consistent with the minimum needs of the purchasers under the circumstances and such contracts shall not be for a period in excess of one (1) year unless the Party owning the share shall agree otherwise.

- 18 -

9.08 Storage of Ore and Concentrates

The Operator shall, if requested by a Party, store the Product owned by such Party in a suitable location where they will not interfere with Production and all of the costs involved in arranging and providing such storage shall be billed directly to the Party whose Product is so stored. Once stored, such Product shall no longer form any part of the Program and the Operator shall be under no further responsibility with respect thereto save to provide assistance in dispatching the shipment thereof from its place of storage when requested to do so by the owner thereof. The Operator's charges for such assistance and any other related matters shall be billed directly to the owner of the Product.

9.09 Disposal of Product

In the event that federal, state, or any other government regulations from time to time restrict the use, sale, or disposal (hereinafter referred to as "distribution") of the Product so that only certain amounts of Product are marketable in different areas, be it domestic or foreign market, then the parties agree that such restriction of distribution in the different areas shall apply pro rata and in proportion to the Participating Interests held by the Parties.

9.10 Production Rate

Upon the commencement of regular Production and at least ninety (90) days prior to the beginning of each semi-annual period (January 1 through June 30, and July 1 through December 31), the Operator shall estimate the probable quantity of concentrate per day which can be produced during each semi-annual period in accordance with sound mining and engineering practices and which can be delivered to the Parties, and shall notify the Parties as to such estimate and calculations.

ARTICLE X

LIABILITY OF PARTIES

10.01 Several and Not Joint

The liability of the Parties hereto shall be several and not joint or collective. Each Party shall be responsible only for its obligations herein set forth. It is not the intention of the Parties to create a partnership or agency relationship between the Parties and this Agreement shall not be construed so as to render the Parties liable as partners or as creating a partnership, provided that the parties agree to treat their relationship as a partnership for, but only for, the purposes of the tax laws of the United States of America.

10.02 Ownership of Property

The ownership of beneficial interests in the Joint Venture Property shall be as tenants in common.

10.03 Remedies of Certain Defaults

In the event any Party hereto shall default in the performance of any obligation (other than payment of money), such Party shall be entitled to remedy such default within sixty (60) days following written demand by any other Party; provided, however, that if such default is of such nature that it cannot be reasonably cured within such period, such Party shall be entitled to

- 19 -

commence to remedy such default within the 60-day period and to proceed thereafter with due diligence until the default no longer exists.

10.04 Default of Payment

In addition and supplemental to any other remedy which may be available to the Operator, if any Party hereto shall be in default in the payment of its invoiced share of Joint Venture Expense plus interest thereon, and if the defaulting Party shall fail to remedy such default within ten (10) days after written notice thereof by the Operator, any non-defaulting Party shall be entitled by declaration in writing to have the defaulting Party relinquish all interest in the Project Area in respect of which it so defaulted. All such interest shall, effective as of the date of such default, vest fully in the non-defaulting Party at no expense to the non-defaulting Party and with no compensation to the defaulting Party. Should the defaulting Party refuse or fail to immediately execute an assignment and other forms satisfactory to the non-defaulting Party, the Operator is hereby designated agent and attorney-in-fact with full power and authority to execute such assignment and other appropriate documents for and on behalf of the defaulting Party, all on such terms and conditions as the Operator shall, in its sole discretion, believe necessary to effectively accomplish such assignment. No assignment, made as provided in this Section, shall relieve the defaulting Party of its obligation to pay the full amount of the sums in default together with interest thereon as herein provided.

ARTICLE XI

TRANSFERS

11.01 Transfers and Assignments

Neither Party hereto may sell, assign, pledge, or otherwise encumber any of its respective rights hereunder to a third party without the prior written consent of the other Parties hereto, provided that such consent shall not be unreasonably withheld, save that any Party may at any time, in its sole discretion and without the prior approval of any other Party, merge, consolidate or amalgamate with other entities or assign and transfer its rights and interest under this Agreement or any part thereof to any parent or subsidiary or associated corporation, provided that such assignee agrees to be subject to and bound by the terms and conditions of this Agreement and provided that the other Parties hereto are satisfied such an assignee is financially able to meet the commitments hereunder.

Any sale, assignment, or transfer by a Party of all or any part of its respective rights hereunder, except as otherwise herein provided, shall include a provision whereby the purchaser, successor, or assignee, as the case may be, shall agree to assume the rights and be subject to all the liabilities and obligations of the assigning Party under this Agreement theretofore or thereafter accruing or becoming due, including the obligation by such Party in respect of all debts or liabilities incurred by it pursuant to its obligations hereunder, and such purchaser, successor, or assignee, shall execute such agreements as may be required in this connection by the other Parties. Each transferee or assignee of such rights hereunder shall by written agreement with and for the benefit of the other Parties assume and agree to pay for and perform such liabilities and obligations. Such sale, assignment, or transfer shall not be or become effective until an executed counterpart of such assumption agreement has been delivered to the other Parties. Such assumption shall not serve to release or discharge the Party transferring or assigning its interest or any part thereof from any of said liabilities or obligations set forth under this Agreement.

- 20 -

11.02 Partition

Each of the Parties hereto hereby waives the benefit of all provisions of law, as now in effect, or as enacted in the future, relating to actions for partition or sale of real and personal property, and agrees that it will not resort to any action at law or in equity to partition or sell any real or personal property subject to this Agreement.

ARTICLE XII

TERM AND MODIFICATION

12.01 Term of this Agreement

This Agreement shall remain in full force and effect for so long as more than one Party holds a valid interest in the Project Area.

12.02 Effect of Termination

The termination of this Agreement and the distribution of the Joint Venture Property shall not relieve the Parties hereto from any obligations accruing to them under this Agreement or in consequence of operations performed pursuant to this Agreement prior to the expiration or termination date.

12.03 Method of Modification

No change, modification, or alteration of this Agreement shall be valid unless the same is made in writing, signed by all of the Parties hereto; and no course of dealing between the Parties shall be construed to alter the terms hereof. Amendments in writing may be made at any time and from time to time by concurrence of all of the Parties hereto.

ARTICLE XIII

ARBITRATION

13.01 Settlement of Disputes

In the event any difference or dispute shall arise between the Parties in respect to this Agreement, other than any difference or dispute concerning any annual Program and budget, the establishment of Approved Exploration Programs, and any and all matters involved in implementing a feasibility study under Section 9.02, such difference or dispute shall be submitted to arbitration under and pursuant to the arbitration legistaion then in effect in the state of Michigan. The arbitrator so appointed shall sit in Hancock, Michigan unless there is unanimous agreement of the Parties that he shall sit at another place in the State of Michigan and shall hear and dispose of such dispute in such manner as the arbitrator, in his discretion, shall determine, but in so doing he shall be required to receive the submissions of the Parties. The decision of the arbitrator shall be rendered in writing with all reasonable speed and shall be final and binding upon the Parties and shall not be subject to appeal or to review by certiorari or otherwise, by any court or tribunal whatsoever. The arbitrator shall determine what part of the costs and expenses incurred in any such proceedings shall be borne by each party participating in the arbitration.

ARTICLE XIV

- 21 -

GENERAL

14.01 Construction of Agreement

This Agreement shall be interpreted and construed in accordance with the federal laws of the United States and the State of Michigan In the event that any term or condition herein contained shall be in conflict with or inconsistent with the applicable law, the same shall be deemed to be severable herefrom and shall not invalidate the remaining terms and conditions herein contained. The terms hereof express the entire agreement between the Parties and no implied covenant or liability of any kind is created or shall arise by reason of anything herein contained.

14.02 Returns and Reports

In order to facilitate the preparation by the Parties of all returns and reports to the Governments of the United States of America and the State of Wyoming the Operator, upon request, shall provide the Parties with the basic data required to permit the reporting of the required information to such public authorities within thirty (30) days of the date of receipt of such request.

ARTICLE XV

REPRESENTATIVES AND NOTICES

15.01 Representatives and Alternate

Each Party shall appoint two representatives and two alternate representatives to the Management Committee provided for in Article IV. Each Party shall furnish the names of its representatives and alternates who will continue to serve until replaced by written notice to all Parties. Each Party shall be bound by the actions of both its representatives and alternates.

15.02 Notices

(a) Except as otherwise specified herein, any notice given hereunder shall be given in writing, by delivery in person to a named representative or alternate or by mail, or facsimile, properly addressed to each Party to whom given, with postage and charges prepaid. A notice given under any provision hereof shall be deemed given only when received by the Party to whom such notice is directed; except that any notice given by registered or certified mail or by facsimile properly addressed to the Party to whom given, with all postage and charges prepaid, shall be deemed given to and received by the Party to whom directed ten (10) business days (excluding Saturdays, Sundays, and holidays) after such notice is deposited in the mail, or twenty-four (24) hours after such notice is faxed, excluding Saturdays, Sundays, and statutory holidays.

(b) In the even that, at the time a notice is mailed as aforesaid or at any time during the period of ten (10) business days (excluding Saturdays, Sundays, and holidays) following such mailing, postal, airline, or airport employees are engaged in a strike, work slowdown, or other work stoppage at the place at which the notice is mailed or at any point through which such notice must pass, such notice shall be deemed to have been given and received at the time when such notice would be received in the ordinary course of the mails.

- 22 -

(c) Each Party's proper address shall be the following until such Party specifies another address by written notice to all other Parties:

If to Quincy:

Quincy Gold Corp.
309 Center Street
Hancock, Michigan
49930

Attention: Daniel T. Farrell
Facsimile No: 416-364-5400

If to Bald Mountain:

Bald Mountain Mining Co.
330 South Summit
Newcastle, Wyoming
82701

Attention: Paul Miller
Facsimile No: 307-746-4112

ARTICLE XVI

TREAT CONFIDENTIALLY

16.01 Information

(a) The Parties hereto agree that all information they may receive as a result of or in connection with the work carried out under the provisions of this Agreement shall be the exclusive property of the Parties hereto, shall be classified as secret and treated as proprietary, and shall not be shared or traded with others without the prior consent of the Parties hereto then having a Participating Interest in the property acquired herein or such portion thereof to which such information relates. Notwithstanding the foregoing, any Party hereto may at any time and without the consent of the other Parties hereto share all or any part of such information with a company which is wholly owned by such Party or with a company owning all of the shares of such Party, or when soliciting a bona fide purchaser or transferee of an interest under Section 11.01 and 11.02 provided that such company so receiving such information shall agree with such Party to be bound by and observe the provisions of this Article XVI.

(b) The Parties hereto agree that they shall not publish or disclose any information concerning the Program, the work conducted thereunder, or the results thereof so long as they shall be a Party hereto and for a period of two years thereafter other than disclosures to governments or agencies thereof or other regulatory authorities having jurisdiction, including duly organized stock exchanges.

(c) No news releases or public announcements respecting any aspect of the joint venture herein provided for or respecting any Project Area shall be made by any Party without first obtaining the express written approval from all other Parties of the content of such

- 23 -

news release or public announcement, except as provided for in Subsection (b) of this Section 16.01.

ARTICLE XVII

MISCELLANEOUS

17.01 Further Acts

The Parties shall from time to time and at all times do such further acts and things and execute all such further documents and instruments as may be reasonably required in order to carry out and implement the true intent and meaning of this Agreement.

17.02 Laws and Regulations

This Agreement shall be subject to all valid and applicable laws and regulations. In the event any provision hereof is contrary to any such law or regulation, the latter shall be deemed to control and this Agreement shall be regarded as modified accordingly (by the severance of the provision hereof which is contrary to such law or regulation) and as so modified shall continue in full force and effect in accordance with its terms.

17.03 Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding upon the Parties hereto and their respective successors and assigns as permitted.

17.04 Time of Essence

Time shall be of the essence of this Agreement.

17.05 Entire Agreement

All of the agreements and understandings between the Parties hereto with respect to the Program and with respect to any properties acquired are embodied in this Agreement which supersedes all prior agreements and understandings between the Parties hereto with respect to the Program and with respect to any properties acquired. Any modification, alteration, or amendment of this Agreement shall be in writing dated subsequent to the date hereof and duly executed by each of the Parties hereto.

17.06 Use of Name

Each Party covenants and agrees that it will not use, suffer, or permit to be used directly or indirectly the name of the other Party for the purpose of or in connection with the financing of or obtaining financial assistance for any of the operations under this Agreement or the promotion of any corporate enterprise, syndicate, partnership, or any other association designed, intended, or purporting to control, direct or finance, either directly or indirectly, such operations.

SCHEDULE "B"

to the Joint Venture Agreement between
Quincy Gold Corp. and
Bald Mountain Mining Co.

ACCOUNTING PROCEDURE- JOINT OPERATIONS

SECTION I - GENERAL PROVISIONS

1. Definitions

"Agreement" shall mean the Joint Venture Agreement to which this Schedule "B" is annexed.

"Joint Account" shall mean the account showing the charges and credits accruing because of the Joint Operations and which are to be shared by the Parties pursuant to the provisions of the Agreement.

"Joint Bank Account" shall mean the bank account maintained by the joint venture parties from which the Operator shall have withdrawal privileges for the purpose of paying all proper costs and expenses of the joint venture operation.

"Joint Property" shall have the same meaning as "Joint Venture Property" in the Agreement.

"Joint Operations" shall mean the Program and all operations necessary or proper in carrying out the same including the operation, protection, and maintenance of the Joint Property.

"Parties" shall mean Operator and Non-Operators.

"Material" shall mean personal property, equipment, or supplies acquired or held for use on the Joint Property.

"Controllable Material" shall mean material which is ordinarily so classified and controlled as mutually agreed upon.

"Contractor" shall mean that party or parties so designated as having the prime contractual responsibility for conducting specific activities or operations under the general direction of Operator.

2. Statement and Billings

Operator shall bill Non-Operators in advance pursuant to Article VII of the Agreement. Such bills will be accompanied by statements of all charges and credits to the Joint Account summarized by appropriate classifications indicative of the nature thereof except that Controllable Material shall be in detail.

If the amounts previously advanced by the parties in respect of a calendar quarter have been fully expended before the end of such quarter, the Operator may call for further advances of an amount which it estimates will be necessary to complete the Operator's planned exploration operations for that quarter and Non-Operators shall effect payment within 30 days of receipt of the supplementary cash call.

- 2 -

3. Adjustments

Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any fiscal year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such fiscal year, unless within the said period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favourable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of the Joint Property as provided for in Section VII.

4. Audits

(a) Unless otherwise mutually agreed to by the parties hereto, an audit of the Joint Account shall be conducted at least once each year by a firm of chartered accountants employed by the Operator. The cost of such audit or any audit that is required by the law applicable to the Operator shall, only to the extent that it is related to Joint Operations hereunder, be chargeable to the Joint Account. Copies of audit reports shall be provided to the Non-Operators.

(b) A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the accounting hereunder for any fiscal year within the twenty-four (24) month period following the end of such year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in paragraph 3 of this Section I. The Non-Operators will make every reasonable effort to request an audit under this provision only at reasonable times so as to minimize administration problems for the Operator. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct joint or simultaneous audits in a manner which will result in the minimum of inconvenience to the Operator. Non-Operator's audit costs incurred under this subparagraph B shall not be charged to the Joint Account, but shall be payable by Non-Operator requesting the audit.

5. Geographic Areas

Operator shall maintain accounting records by distinct geographical areas in which work is being carried on from time to time. Such accounts by geographical area shall be compatible with the provisions in the Agreement and in particular with the budget categories established from time to time so as to facilitate comparisons of budget to actual expenses.

SECTION II - DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1. Contractor's Charges

All the proper costs and expenditures relative to the Joint Operations incurred by a Contractor.

- 3 -

2. **Labour**

(a) Salaries and wages of Operator's employees directly engaged on the Joint Property in the conduct of the Joint Operations, and salaries and wages of technical employees who are temporarily assigned to and directly employed on the Joint Property, and salaries and wages of technical and landmen employees who are temporarily assigned to and directly employed in the operation of the Joint Property. Such technical employees shall include lead engineering, technologists, geologists, geophysicists, engineers, engineering assistants, technicians, draftsmen, engineering clerks, and other personnel performing technical services within the technical organization.

(b) Operator's cost of holiday, vacation, sickness, and disability benefits, severance pay, including payments in lieu of notice and other customary allowances paid to the employees whose salaries and wages are chargeable to the Joint Account under paragraph 2(a) of this Section II; except that in the case of those employees only on a pro rata portion of whose salaries and wages are chargeable to the Joint Account, not more than the same pro rata portion of the benefits and allowances herein provided for shall be charged to the Joint Account.

(c) Expenditures of contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's labour cost of salaries and wages chargeable to the Joint Account under paragraphs 2(a) and 2(b) of this Section II.

(d) Reasonable personal expenses of those employees whose salaries and wages are chargeable to the Joint Account under paragraph 2(a) of this Section and for which expenses the employees are reimbursed under Operator's usual practice (including, without restriction, any relocation expenses necessarily incurred in order to properly staff the Programme).

(e) Salaries, wages, payroll, burden, employee benefits, and personal expense, technical employees, and landmen engaged in other requisitioned services which may be provided by Operator's corporate or subsidiary company's technical groups as mutually agreed upon.

3. **Employee Benefits**

Operator's current cost of established plans for employees' group life insurance, hospitalization, pension, retirement, bonus, and other benefit plans of a like nature, applicable to Operator's labour costs chargeable to the Joint Account shall be chargeable at Operator's actual cost not to exceed fifteen percent (15%) of the costs presented in paragraphs 2(a) and 2(b) of this Section II.

4. **Material**

Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. So far as it is reasonably practical and consistent with efficient and economical operations, only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use; and the accumulation of surplus stocks shall be avoided.

5. **Transportation**

Transportation of employees and Material necessary for the Joint Operations.

- 4 -

6. **Services**

(a) The cost of services and utilities procured from outside sources other than services covered by paragraph 8 of this Section II. The cost of consultant service shall not be charged to the Joint Account unless mutually agreed upon.

(b) Use and service of equipment and facilities furnished by Operator as provided in paragraph 5 of Section IV.

7. **Damages and Losses to Joint Property**

All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause.

8. **Legal Expense**

All costs and expenses in handling, investigating and settling litigation or claims arising by reason of the Joint Operations or necessary to protect or recover the Joint Property, including, but not limited to, attorneys' fees, court costs, cost of investigation, or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims or otherwise necessary to fulfil the Operator's obligations under the Agreement; provided:

(a) no charge shall be made for the services of Operator's legal staff or other regularly employed personnel (such services being considered to be Administrative Overhead under Section III), except by agreement with Non-Operators, and

(b) no charge shall be made for the fees and expenses of outside attorneys unless the employment of such attorneys is agreed to by Operator and Non-Operators.

9. **Taxes**

All taxes, duties, or assessments of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation of, or the production therefrom, and which taxes have been paid for the benefit of the Parties.

10. **Insurance**

Net premiums paid for insurance required to be carried by laws and regulations and other insurance carried for the protection of the parties in accordance with the Agreement.

11. **Rentals**

Fees, rentals, etc. for development licences, mining lease, or rentals and royalties which are paid for the Joint Operations.

12. **Permits**

Permits, fees, and other charges which are assessed by various governmental agencies.

13. **Other Expenditures**

Any other expenditures which are not covered or dealt with in the foregoing provisions of this Section II or in Section III and which is incurred for the necessary and proper conduct of the Joint Operations, provided the inclusion of the same are mutually agreed upon between the Parties hereto.

- 5 -

SECTION III - INDIRECT CHARGES

Operator shall charge the Joint Account with the following items:

A charge shall be made to the Joint Account to cover (1) a pro rata portion of the compensation or salaries, applicable payroll burden, employee benefits, and other expenses of any management, supervisory, administrative, clerical or other employees serving the Joint Property which are not otherwise chargeable under paragraphs 2 and 3 of Section II and (2) a pro rata portion of the expenses of operating and maintaining Operator's offices and facilities not required exclusively for the Joint Property. Such charge shall be equal to the following percentages of all authorized costs and expenses, excluding those costs and expenses referred to in paragraphs 7, 8, and 11 of Section II:

(a) Ten percent (10%) on the first $100,000.00 of costs and expenses incurred in each calendar year;

(b) Seven percent (7%) on the next 100,000.00 of costs and expenses incurred in each calendar year; and

(c) Five percent (5%) on amounts in excess of $200,000.00 of costs and expenses incurred in each calendar year.

The Parties agree to review and consider the overhead charges provided above at any time at the request of any Party.

SECTION IV - BASIS OF CHARGES TO JOINT ACCOUNT

Subject to the further provisions of this Section IV, Operator will procure all Material supplies and services for the Joint Property. At the Operator's option, a Non-Operator may supply Material or services for the Joint Property.

1. Purchase

Material purchased and service procured shall be charged at the price paid by Operator after deduction of all discounts actually received.

2. Material Furnished from Operator's Warehouse or Other Properties

New Material (Condition "A")

(a) Material shall be priced at the current replacement cost of the same kind of Material, effective at date of movement and f.o.b. the supply store or railway receiving point nearest the Joint Property where Material of the same kind is normally available.

(b) The Joint Account shall not be credited with cash discounts applicable to prices provided for in this paragraph 2 of Section IV.

Used Material (Condition "B" and "C")

(a) Material in sound and serviceable condition and suitable for reuse without reconditioning shall be classified as Condition "B" and priced at seventy-five percent (75%) of the current price of new Material.

- 6 -

(b) Material which is not suitable for its original function until after reconditioning shall be furnished to the Joint Account under one of the two methods defined below:

(i) Classified as Condition "B" and priced at seventy-five percent (75%) of the current price of the new Material. The cost of reconditioning shall be absorbed by the Operator or the transferring property.

(ii) Classified as Condition "C" and priced at fifty percent (50%) of current price of new material. The cost of reconditioning shall also be charged to the receiving property, provided Condition "C" value, plus cost of reconditioning, does not exceed Condition "B" value.

(c) Obsolete Material or Material which cannot be classified as Condition "B" or Condition "C" shall be priced at a value compensurate with its use. Material no longer suitable for its original purpose but useable for some other purpose shall be priced on a basis comparable with that of items normally used for such other purpose.

(d) Material involving erection costs shall be charged at applicable percentage of the current knock-down price of new Material.

3. **Premium Prices**

Whenever Material is not readily obtainable at prices specified in paragraphs 1 and 2 of this Section IV because of national emergencies, strikes, or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in procuring such Material, in making it suitable for use, and in moving it to the Joint Property, provided that notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten (10) days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

4. **Warranty of Material Furnished by Operator**

Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

5. **Equipment and Facilities Furnished by Operator**

A. Operator shall charge the Joint Account for use of equipment and facilities at rates commensurate with cost of ownership and operation. Such rates shall include cost of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on investment not to exceed nine percent (9%) per annum, provided such rates shall not exceed those currently prevailing in immediate area within which the Joint Property is located. In lieu of rates based on costs of ownership and operation of equipment, Operator may elect to use commercial rates prevailing in the area of the Joint Property less twenty percent (20%). Rates for laboratory services shall not exceed those currently prevailing if performed by outside service laboratories.

B. Whenever requested, Operator shall inform Non-Operators in advance of the rates it proposes to charge.

- 7 -

C. Rates shall be revised and adjusted from time to time when found to be either excessive or insufficient.

SECTION V - DISPOSAL OF MATERIAL

The Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus Condition "A" or "B" Material. The disposition of surplus Controllable Material not purchased by Operator shall be subject to agreement between Operator and Non-Operators, provided Operator shall dispose of normal accumulations of junk and scrap Material either by transfer or sale from the Joint Property.

1. Material Purchased by the Operator or Non-Operators

Material purchased by either the Operator or Non-Operators shall be credited by the Operator to the Joint Account for the month in which the Material is removed by the purchaser.

2. Division in Kind

Division of Material in kind, if made between Operator and Non-Operators, shall be in proportion to the respective interests in such Material. The Parties will thereupon be charged individually with the value of the Material received or receivable. Proper credits shall be made by the Operator in the monthly statement of operations.

3. Sale to Outsiders

Sales to outsiders of Material from the Joint Property shall be credited by Operator to the Joint Account at the new amount collected by Operator from vendee. Any claim by vendee relating to such sale shall be charged back to the Joint Account if and when paid by Operator.

SECTION VI - BASIS OF PRICING MATERIAL TRANSFERRED FROM JOINT ACCOUNT

Material purchased by either Operator or Non-Operators or divided in kind, unless otherwise agreed to between Operator and Non-Operators, shall be priced on the following basis:

1. New Price Defined

New Price as used in this Section VI shall be the price specified for new Material in Section IV.

2. New Material

New Material (Condition "A"), being new Material procured for the Joint Property but never used, at one hundred percent)100%) of current new price (plus sales tax, if any).

3. Good Used Material

Good Used material (Condition "B"), being used Material in sound and serviceable condition, suitable for reuse without reconditioning:

(a) At seventy-five percent (75%) of current new price if Material was charged to Joint Account as new; or

- 8 -

(b) At sixty-five percent (65%) of current new price if Material was originally charged to the Joint Account as second-hand at seventy-five percent (75%) of new price.

4. **Other Used Material**

Used Material (Condition "C"), at fifty percent (50%) of current price, being used Material which:

(a) Is not in sound and serviceable condition, but suitable for reuse after reconditioning; or

(b) Is serviceable for original function, but not suitable for reconditioning.

5. **Bad Order Material**

Material (Condition "D"), no longer suitable for its original purpose without excessive repair cost, but useable for some other purpose at a price comparable with that of items normally used for such other purpose.

6. **Junk Material**

Junk material (Condition "E"), being obsolete and scrap Material, at prevailing prices.

7. **Temporarily Used Material**

When the use of material is temporary and its service to the Joint Property does not justify the reduction in price as provided for in paragraph 3(b) of this Section VI, such Material shall be priced on a basis that will leave a net charge to the Joint Account consistent with the value of the service rendered.

SECTION VII - INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1. **Periodic Inventories, Notice, and Representation**

At reasonable intervals, inventories shall be taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2. **Reconciliation and Adjustment of Inventories**

Reconciliation of inventory with the Joint Account shall be made and a list of overages and shortages shall be furnished to the Non-Operators. Inventory adjustments shall be made by Operator with the Joint Account for overages and shortages, but Operator shall be held accountable to Non-Operators only for shortages due to lack of reasonable diligence.

SCHEDULE "C"

to the Joint Venture Agreement between
Quincy Gold Corp. and
Bald Mountain Mining Co.

INSURANCE

The Operator shall, without limiting its obligations or liabilities herein, obtain and continuously carry for the joint venture account the following insurances with limits equivalent to those shown in the respective subclauses:

(a) Worker's compensation insurance covering all employees engaged in operations hereunder in accordance with the statutory requirements of the authority having jurisdiction;

(b) Employer's liability insurance with limits not less than $500,000 for each accidental injury to or death of employees engaged in the operations herein, where such employees are not covered by worker's compensation;

(c) Automobile insurance covering all automobiles owned, operated, and/or licensed by the operator. Limits of liability shall be one million ($1,000,000) dollars inclusive limit for the accidental injury to or death of one or more persons or damage to or destruction of property as a result of one accident.

(d) Aircraft liability insurance covering aircraft used in connection with operations under this agreement for bodily injury, including passenger hazard and property damage. In respect of such aircraft not owned by the operator, it shall maintain non-owned aircraft liability insurance. The limit of liability shall be $5,000,000 inclusive limit.

(e) A comprehensive general liability policy containing the following terms and conditions:

(i) Provision for a combined single limit of one million dollars ($1,000,000) for each occurrence;

(ii) Provision of coverage for damage because of bodily injury (including death at any time resulting therefrom) sustained by any person or persons or because of injury to or destruction of property caused by an occurrence arising out of any operations hereunder; and

(iii) Provision of coverage for contractual liability, contractor's protective liability, products, and completed operations liability, and contingent employer's liability.

(f) Builder's risk course of construction insurance covering all risks of physical loss or damage for an amount not less than the full value of the construction. This insurance shall cover loss or damage to the construction, including all machinery,

SCHEDULE "D"

to the Joint Venture Agreement between
Quincy Gold Corp. and
Bald Mountain Mining Co.

   (a) "Date of Commencement of Commercial Production" shall be the date upon which Ore from the Property is being consistently milled on a continuous basis at 75% of the rate projected in the final feasibility study, if any, prepared in respect of the Property or 180 days after the date on which Ore from the Property is first mined, whichever shall first occur;

   (b) "Net Smelter Returns" with respect to the Property shall mean the gross proceeds received in any year from the sale of Product from the mining operation on the Property, less successively:

      (i) the cost of transportation of such Product to a smelter or other place of treatment; and

      (ii) smelter and treatment charges.

   (c) "Ore" shall mean any material containing a mineral or minerals of commercial economic value mined from the Property.

   (d) "Product" means Ore mined from the Property and any concentrates or other materials or products derived therefrom, provided, however, that if any such Ore, concentrates or other materials or products are further treated as part of the mining operation in respect of the Property, such Ore, concentrates or other materials or products shall not be considered to be "Product" until after they have been so treated.

2. The royaltyholder shall receive notice of the date on which Ore is first mined. It is agreed that pilot plant operations and the mining or milling of Ore in connection therewith shall not be considered commercial production.

3. The amount of Royalty payable, namely of Net Smelter Returns, shall be calculated each quarter and at the end of such quarter and shall be paid to the royaltyholder on or before the last day of the next following quarter. Any adjustments in the payment of Royalty hereunder arising out of an audit referred to in paragraph 7 hereof shall be made and paid at that time.

4. On or before the last day of each quarter of each year after the Date of Commencement of Production, the royaltyholder shall receive a statement indicating in reasonable detail, as of the last day of the immediately preceding quarter, the calculation of Net Smelter Returns and the aggregate Royalty payable for such quarter.

5. Reasonable quantities of Ore and rock may be removed from the Property for the purpose of bulk sampling and of testing, and there shall be no Royalty payable to the royaltyholder with respect thereto unless revenues are derived therefrom.

<u>MINING LEASE</u>

This Agreement, effective as of the 1st day of June, <u>2003</u>, is between David Miller, Agent and Legal Representative of (OWNERS), whose address is 131 Davis Lane, Riverton, Wyoming, 82501, and BALD MOUNTAIN MINING COMPANY, a South Dakota Corporation ("BMMCo"), authorized to do business in the State of Wyoming, whose address is 330 South Summit Avenue, Newcastle, Wyoming 82701.

<u>Recitals</u>

Owners represent that they are the owners of and are in the possession of thirty (30) unpatented mining claims in Natrona County, Wyoming (the "Property"), more particularly described in Exhibit "A" attached hereto and incorporated by reference herein.

Owners represent that, in their knowledge and belief, the unpatented mining claims included in the Property have been properly located, that the location work has been performed and the location notices or certificates recorded, and that Owners have no knowledge of any conflicting or adverse claim by any other person claiming any interest in the claims or ground covered by the claims.

BMMCo desires to obtain and Owners are willing to grant a mining lease on the unpatented mining claims above referenced and described in Exhibit "A" attached.

NOW THEREFORE, in the consideration of Ten Dollars ($10.00) in hand paid to Owners, the receipt and sufficiency of which are hereby acknowledged, and further in consideration of the mutual covenants, agreements, and promises herein contained, the parties agree as follows:

<u>Lease.</u> Owners lease the Property to BMMCo, together with all appurtenances, easements and water rights incident thereto and all improvements and personal property thereon.

<u>Term.</u> The initial term of this Agreement shall be five years (5), beginning on the date this Agreement is signed by Owners, and so long thereafter as BMMCo, it's successors or assigns, makes the payments to Owners as herein provided.

<u>Exclusive Possession.</u> BMMCo shall have the exclusive possession of the Property during the term of this Agreement.

<u>Title.</u> (a) Owners represent that in their knowledge and belief they are in possession of the Property, that they have the right to enter into this Agreement, that they know of no other person claiming any interest in the Property or the ground covered thereby, and that the property is free from all liens and encumbrances, except liens for annual Federal rental assessments not yet due and payable. Owners further warrant to BMMCo the quiet enjoyment of the Property and the right to explore, develop and mine the same subject to any State or Federal regulations governing.

(b) Owners, at BMMCo's request shall provide BMMCo with recording data with respect to location notices and certificates, affidavits of annual rental payments, easements, or other documents which bear on the Owners title to the Property.

(c) Notwithstanding Owners representations of title herein, BMMCo agrees that the Owners will not be liable to BMMCo for any consequential or special damages resulting from failure of Owners title.

(d) Owners and BMMCo represent that they have no interest in any mining properties or claims, water rights or fee lands (except the Property) within one (1) mile of the perimeter of the claims described in Exhibit "A". If during the term of this Agreement, either party acquires any mineral, or other rights through claim location, leasing, or other means, such rights shall be assigned to and become a part of this Agreement without charge to either party. Upon termination of this Agreement, any such rights will remain with the Owners at no charge.

Payments

(a) As long as the Lease Agreement is in effect, BMMCo shall pay to Owners the following schedule of cash payments as recoupable advance minimum royalties:

$20,000.00	Upon execution of this Agreement
and $20,000.00	on June 1st (anniversary date) of each year thereafter, during the term of this Agreement.

Not withstanding, the recovery of advanced minimum royalty payments, the annual payment to the Owners shall not be less than $20,000.00.

All advance minimum royalties made pursuant to Section (a) above, shall be credited to and recoverable by BMMCo from all Production Royalties accruing pursuant to Section (b) Production Royalty which follow. BMMCo's right of recovery shall apply to the first production royalty and shall continue until BMMCo has recovered the full amount of all previously paid and un-recovered advance minimum royalties. Advanced royalty credits shall expire thirty six (36) months after the time each payment is made and in no case shall the advanced royalty accumulated exceed $60,000.00.

(b) Production Royalty Owners hereby reserve a Production Royalty equal to 4.00% of the Net Smelter Returns for all gold and silver "Products" shipped from the claims during the Lease Agreement term and sold by or for BMMCo. "Ore" shall mean materials from the Claims, the nature and composition of which, in the sole judgement of BMMCo, justifies either mining or removing from place during the Lease Term, and shipping and selling the same, or delivering the same to a processing plant for physical or chemical treatment. "Net Smelter Return" shall mean net proceeds that BMMCo receives from a third party or, if processed by BMMCo, the gross proceeds less deduction for all milling, smelting, refining, treatment and other processing costs and penalties, including but not limited to, metal losses, penalties for impurities and charges for refining. The mineral content of all ores mined and removed from the Claims shall be determined by BMMCo or by the mill , smelter or other purchaser to which the ore is shipped, in accordance with standard sampling and analysis procedures. Owners will be responsible for payment of any severance tax or other taxes imposed on Owners interest herein in the Net Smelter Returns. Records relating to the calculation of the Production Royalty shall be available for inspection by Owners and/or their authorized agents during normal hours of BMMCo's operations. Any complaint or objection with respect to the royalty payable or paid hereunder shall be made by the Owners in writing within six (6) months after payment to Owners or after credit of such payment. Any complaint or objection not made within such time will be deemed to be waived by Owners.

(b) Commingling BMMCo shall have the right to mix or commingle, either underground or at the surface. or at any processing plant or other treatment facilities, any ores, minerals, or similar substances containing ores or minerals mined or extracted from the Property with any similar substances derived from other lands or properties in the vicinity of the Property; provided, however, that BMMCo shall first weigh, sample and determine the net weight, moisture content, dry weight, pay metal content, amenability and mill recovery rates for any such ores, minerals or compounds containing ores and minerals mined or extracted from the other Properties before the same are mixed or commingled. All such measurement, sampling and determination shall be made in accordance with sound mining, metallurgical and engineering practices consistently applied. BMMCo shall keep records showing the weight, moisture content, metal content of any ores, minerals or compounds so mixed or commingled. Owners may sample splits or collect samples for independent appraisal at their discretion. If discrepancies become evident, an independent umpire may be employed to resolve each such discrepancy with the cost of the umpire to be shared equally by Owners and BMMCo.

(c) Time and Manner of Payment. Production royalties shall be paid within 30 days following expiration of the calendar month in which the product is sold, or within 30 days after BMMCo received a settlement sheet for the last of the product sold or shipped to a smelter for treatment in a calendar quarter, whichever is later. At the time of making each payment, BMMCo shall deliver to Owners a statement showing the amount of royalty paid and the manner in which the royalty was determined. The statement shall be accompanied by data reasonably necessary to enable Owners to verify the royalty determination. All payments to Owners may be made by BMMCo's check or draft mailed or delivered to Owner' address.

(d) Annual Assessment Payments and/or Work Requirement. BMMCo. Shall make all necessary filings at least 30 days before any filing is due.

(e) Currently Mr. Miller (Agent and Legal Representative of the Owners) maintains a storage unit for storage of some of the files, core, pulps, and other information related to the Rattlesnake Property. BMMCo. shall pay the next years rental fee (currently $55/month) to Mr. Miller. The fee will be again be due and payable upon each successive anniversary date of this Ageement as long as this Agreement remains in effect.

1. Termination

(a) Notice of Default. Owners may terminate this Agreement upon notice to BMMCo in the event that BMMCo is in default of any of the terms of this Agreement, provided that the Owners shall have first given BMMCo written notice of such default, specifying the particulars and exact nature thereof, and giving BMMCo sixty (60) days to cure or commence curing such default and thereafter to pursue diligently the curing of such default. Failure by BMMCo to timely make the minimum Advance Royalty Payment, shall constitute an immediate default. If the annual Federal rental fees required to hold and protect title to the property become due within a period of default it will be the obligation of BMMCo to make such payment, as required by regulation, on or before the due date. Upon failure by BMMCo to make the required Federal rental fees prior to the due date, Owners will be entitled to make the payments and recover from BMMCo three (3) times the cost of the filings and three (3) times the normal reasonable compensation rate for the time (labor) involved to prepare and complete the filings on their behalf. In the event of immediate termination of the agreement because of failure on the part of BMMCo to timely make the minimum Advance Royalty payment on the June 1st anniversary date of that year, BMMCo will be relieved of the responsibility for the annual filing for that year in as much as such termination will become effective ninety (90) days prior to the date of the required filing and BMMCo will have no further obligation under this agreement for filings for subsequent years.

(b) Surrender BMMCo shall have the right to terminate, surrender, and relinquish this Agreement as to all or part of the Property, at any time, by giving written notice to Owners of such election. If such notice is provided to Owners, in writing, (90) days prior to date required for filing annual assessment notices or payment of the required Federal rental fees for the Claims comprising the "Property" as shown in "Exhibit A" attached hereto, Owners shall be responsible for all filings or payments on that part of the Property surrendered. Such surrender shall not release BMMCo from any liability or obligation arising prior to the effective date of said notice. Upon such surrender, BMMCo shall have no further obligation under this Agreement with respect to the Property, except as specifically provided herein with respect to the balance of any payments remaining due for any period of time prior to the effective date of said notice, and under its duty to comply with all State and Federal Laws and Regulations including those applicable to the reclamation or restoration of mine lands. In the event that BMMCo surrenders this Agreement, Owners shall retain all payments previously made to Owners as full consideration for the rights granted herein and BMMCo will provide Owners with a release and relinquishment of its rights hereunder in a form acceptable for recording.

(c) Effect of Termination Upon termination of this agreement, BMMCo rights hereunder shall terminate and BMMCo shall not be required to make payments or perform any further obligations hereunder, except payments or obligations under this agreement already accrued as of the date of termination which have not been performed, including without limitation, obligations to deliver to Owner copies of all factual data, core, pulps, rejects, and to perform reclamation as required herein. BMMCo shall have the right to remove any of its property and equipment from the Claims within six months after termination, except such rights of removal shall not extend to headframes or to ladders, timbers or ties in place underground, and that any removal shall be effected with reasonable diligence in such a manner as to avoid damage to the Property and improvements to remain thereon. Any of BMMCo property abandoned on the Claims after the six month period shall become the property of the Owner. BMMCo shall also have the right to enter upon the Claims as necessary to perform any reclamation or similar work required under any applicable laws or regulations, and all such work after termination or surrender hereof shall be conducted in accordance with the provisions of law applying thereto.

(d) Taxes While this Agreement is in effect and except as hereafter provided, BMMCo shall pay before delinquency all taxes, rental payments and assessments that may be levied or assessed upon the Claims or those portions of the Claims that remain subject to this lease subject to those conditions referenced in Section Termination (b) above. BMMCo shall have the right to contest in the courts or otherwise, in its own name, or in the name of the Owner, the validity, or amount of taxes or assessments levied and if BMMCo deems the same unlawful, unjust, unequal or excessive, to take such other steps or proceedings as it may deem necessary to secure cancellation, reduction, readjustment or equalization. BMMCo shall not permit or suffer the Claims or any part thereof to be conveyed, or title lost, as a result of nonpayment of such taxes or assessments. BMMCo shall upon request, furnish to the Owner duplicate receipts for all such taxes and assessments when paid.

BMMCo shall not be liable for any taxes levied on or measured by income, or other taxes applicable to Owner, based upon payments Under this Agreement. BMMCo shall not be obligated to pay that portion of any tax based upon the value of improvements, structures, or personal property located, made, placed, or used on all or any portion of the Claims by or for Owners or by an Owner or Lessee or surface rights other than BMMCo. If Owner fails to pay taxes or other levees chargeable solely to the Owner when due, BMMCo, at its option may pay those taxes or levees and deduct such payment or payments from any royalty due or to become due to Owner.

(a) Effect of Occurrence. BMMCo'S performance of any obligation hereunder, shall be excused to the extent that such performance is hindered, prevented or delayed by any force majeure, factor or circumstance beyond the reasonable control of BMMCo. Notice of the occurrence and termination of any such event shall, respectively, be given to the Owners by BMMCo within sixty (60) days of such occurrence or termination. The term hereof shall be extended for a period of time equal to the duration of such force majeure event. During any period of force majure, BMMCo will be required to pay Owners the annual Minimum Advanced Royalty payment as set forth under the paragraph entitled " Payment" above, however, any such payments made during any period of force majure shall be one hundred percent (100%) recoupable from future production royalties.

(b) Definitions The term 'force majeure', as employed herein, shall mean acts of God, fires, floods, storms, lightning, war, blockade, riots, insurrection, strikes, lockouts, or other industrial disturbances, unavoidable accidents, uncontrollable delay in transportation, inability to obtain necessary materials, equipment or labor in the open market, denial of access, any State or Federal laws, regulations or requirements (expressly including inability to obtain necessary governmental approvals, licenses and permits on terms reasonably acceptable to BMMCo), or other matters beyond the reasonable control of BMMCo, whether similar to matters herein specifically enumerated or not; provided, however, that performance shall be resumed within a reasonable period of time after such cause has been removed; and, provided further, that BMMCo shall not be required against its will to adjust any labor dispute or to question the validity of or to refrain from judicially testing the validity of any State or Federal Order, Regulation, or Law.

Memorandum of Agreement The parties shall execute and acknowledge a Memorandum of Agreement for recording purposes which will refer to and incorporate this Agreement therein by reference and state therein generally the description of the Property, the term, the parties and an address where a copy of this Agreement is available for inspection. Owner shall not record this Agreement without the prior written consent of BMMCo.

Notices Any notice required or permitted to be given hereunder shall be in writing and, except as specifically provided herein, shall be deemed properly given upon delivering the same personally to the party to be notified, or upon mailing such notice, by registered or certified mail, return receipt requested, to the party to be notified, at its address hereinafter set forth, or such other address within the United States of America as the party to be notified may have designated prior thereto by written notice to the other. Until a change of address is communicated, all notices to Owners shall be addressed:

David Miller
131 Davis Lane
Riverton, Wyoming 82501

And all notices to Bald Mountain Mining Company:

Bald Mountain Mining Company
330 South Summit Avenue
Newcastle, Wyoming 82701

Further Assurances Owners, at the request of BMMCo, shall execute and deliver to BMMCo any instruments, agreements, documents, permits or applications, or any other papers reasonably required by BMMCo in order to carry out the operations granted and permitted by this Lease; provided, however, that no such instrument, permit, document, application or other paper shall increase or alter Owners obligations under this Lease.

Relationship of the Parties The relationship of the parties hereto is contractual only; nothing herein shall be construed to create, expressly or by implication, a partnership, joint enterprise, relationship of master and servant or principal and agent of the like between the parties; nothing herein contained shall result in either party being deemed to be an agent of the other.

Entire Agreement This Lease sets fourth the entire understanding between the parties; any modification or amendment may be made only in writing by an instrument signed by the party to be charged with agreements, representations, warranties or understandings, express or implied. No wavier by any party of a breach of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different character.

Confidentiality During the term hereof, Owners and/or BMMCo shall not, unless it is mutually agreed to do so, issue or make any public announcement or statement regarding this Agreement or any operations carried out or to be carried out pursuant hereto.

Governing Law This Agreement shall be construed and enforced in accordance with the laws of the State of Wyoming in which the Property is situated.

Construction Article and paragraph headings in this Agreement are inserted for convenience only, and shall not be considered a part of this Agreement or used in its interpretation. Unless otherwise provided, or unless the context shall otherwise require, words importing the singular number shall include the plural number, words importing the masculine gender shall include the feminine gender and vice versa. If any provision of this Agreement or any application thereof shall be found to be invalid or unenforceable for any reason, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

Counterparts This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same document. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

Inurement and Binding Effect This Agreement shall inure to the benefit of and shall be binding upon the respective heirs, executors, legal representatives, administrators, successors in interest and assigns of the parties hereto.

State of Wyoming )
) ss.
County of Weston )

On this the 28th day of May, 2003, before me the undersigned notary public, personally appeared P. A. Miller, known to me to be the President of Bald Mountain Mining Company, a South Dakota Corporation authorized to do business in the State of Wyoming, the corporation that is described in and that executed the within instrument and acknowledged that such corporation executed the same for the purpose therein contained.

In witness thereof, I hereunto set my hand and official seal.

Brionne Scribner
Notary Public

My commission expires: 10/7/06

SEAL

BRIONNE SCRIBNER – NOTARY PUBLIC
COUNTY OF WESTON
STATE OF WYOMING
My Commission Expires Oct. 7, 2006

State of Wyoming )
) ss.
County of Natrona )

On this the 30 day of May, 2003, before me the undersigned notary public, personally appeared David Miller known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same for the purposes therein contained.

In witness thereof, I have set my hand and official seal.

NOTARY PU...
KAREN J. MITCHELL
...TY OF FREMONT
... WYOMING
...16, 2005

Karen J Mitchell
Notary Public

My commission expires:

6-16-2005

SEAL

BIF #26	WMC221914	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
BIF #27	WMC221913	Sec.24-T32N-R88W-6thPM Natrona County, Wyoming
BIF #28	WMC221912	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
GM #83	WMC244849	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
GM #84	WMC244850	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #61	WMC245234	Sec.19&24-T32N-R88W 6th PM Natrona County, Wyoming
RAT #63	WMC245236	Sec. 19&24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #65	WMC245238	Sec. 19&24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #85	WMC245240	Sec. 24-T32N-R88W-6th PM Natrona County, Wyoming
RAT #86	WMC245241	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #87	WMC245242	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #88	WMC245243	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #89	WMC245244	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #90	WMC245245	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming
RAT #92	WMC245247	Sec. 24-T32N-R88W-6thPM Natrona County, Wyoming